UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SciClone Pharmaceuticals, Inc.

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April 30, 2015

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of SciClone Pharmaceuticals, Inc., on June 11, 2015 at 10 a.m. Pacific Daylight Time. The meeting will be held at the Marriott Hotel — San Mateo/San Francisco Airport, located at 1770 S. Amphlett Blvd., San Mateo, CA 94402.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting. On or about April 30, 2015, you were provided with a Notice of Internet Availability of Proxy Materials (“Notice”) and provided access to our proxy materials over the Internet, including our Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2014 (“2014 Annual Report”). The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. If you received your annual meeting materials by mail, the Notice of Annual Meeting of Stockholders, Proxy Statement, 2014 Annual Report and proxy card will be enclosed. If you receive your proxy materials via e-email, the e-mail will contain voting instructions and links to the 2014 Annual Report and Proxy Statement on the Internet, both of which are available at www.edocumentview.com/SCLN.

The Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. Following the formal business of the meeting, we will present a report on our operations during the past year and respond to questions from stockholders.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely yours,

FRIEDHELM BLOBEL, Ph.D.
President and Chief Executive Officer
Foster City, California
April 30, 2015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date	June 11, 2015
Time	10:00 a.m., Pacific Daylight Time
Place	Marriott Hotel — San Mateo/San Francisco Airport 1770 S. Amphlett Blvd. San Mateo, CA 94402
Items of Business	1. Election of six (6) directors;
2. A non-binding advisory vote to approve named executive officer compensation;

3.

Approval of the adoption of our 2015 Equity Incentive Plan (including, without limitation, certain material terms of such 2015 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended);

4. Ratification of the appointment of PricewaterhouseCoopers Zhong Tian LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and
5. Any other matters that properly come before the Annual Meeting and any adjournment or postponement thereof.
Record Date	Stockholders of record at the close of business on April 14, 2015 will be entitled to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 950 Tower Lane, Suite 900, Foster City, California 94404.
Admission	Please note that space limitations may make it necessary to limit attendance only to stockholders. Registration will begin at 9:30 a.m. and seating will be available at approximately 9:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (street name holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors

FRIEDHELM BLOBEL, Ph.D.
President and Chief Executive Officer
Foster City, California
April 30, 2015

IMPORTANT: Please vote your shares via telephone or the Internet, as described in the accompanying materials, to assure that your shares are represented at the meeting, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of SciClone Pharmaceuticals, Inc., a Delaware corporation (“we,” “SciClone” or the “Company”), of your proxy for our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Marriott Hotel — San Mateo/San Francisco Airport at 1770 S. Amphlett Blvd., San Mateo, CA 94402 on June 11, 2015, at 10:00 a.m., Pacific Daylight Time, and any adjournment or postponement thereof, for the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

Copies of this Proxy Statement, our 2014 Annual Report and related materials are expected to first be made available to stockholders on or about April 30, 2015.

SOLICITATION AND VOTING OF PROXIES

Internet Availability of Annual Meeting Materials

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 30, 2015, you were provided with a Notice of Internet Availability of Proxy Materials (“Notice”) and provided access to our proxy materials over the Internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

Voting Securities

Only stockholders of record as of the close of business on April 14, 2015 will be entitled to vote at the Annual Meeting and any adjournment thereof. As of that time, we had 49,814,040 shares of Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her.

Quorum

Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Your shares will be counted towards a quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purpose of determining the presence of a quorum.

Vote Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote on each of the six director nominees and one vote on each other matter. You may vote “For” or “Withhold” with respect to each director nominee. For the election of directors, each of the six nominees receiving a higher number of votes cast “For” such nominee than “Withhold” such nominee will be elected. With respect to each of the other proposals, approval of the proposal requires the affirmative vote of a majority of the vote cast, excluding abstentions and any broker non-votes.

Effect of Abstentions and Broker Non-Votes

Shares not present at the meeting will have no effect on the election of directors. In addition, shares not voted, including as a result of abstentions or broker non-votes, are not considered as votes cast and will have no effect on the outcome of the vote. If you are a beneficial owner and hold your shares in “street name” in an account at a bank or brokerage firm, it is critical that you cast your vote if you want it to count in the election of directors, approval of the 2015 Equity Incentive Plan and the executive compensation advisory proposal. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules governing banks and brokers who submit a proxy card with respect to shares held in street name, such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include the election of directors, approval of our 2015 Equity Incentive Plan and the named executive compensation advisory proposal. Banks and brokers may not vote on these proposals if you do not provide specific voting instructions. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Voting Instructions

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your voting instructions. If no choice is indicated on the proxy card, the shares will be voted as the board recommends on each proposal. Many banks and brokerage firms have a process for their beneficial owners to provide instructions via telephone or the Internet. The voting form that you receive from your bank or broker will contain instructions for voting.

Depending on how you hold your shares, you may vote in one of the following ways:

Stockholders of Record:  You may vote by proxy or over the Internet or by telephone. Please follow the instructions provided in the Notice, or, if you requested printed copies of the proxy materials, on the proxy card you received, then sign and return it in the prepaid envelope. You may also vote in person at the Annual Meeting.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Time, on June 10, 2015. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting in person.

Beneficial Stockholders:  Your bank, broker or other holder of record will provide you with a voting instruction card for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which options are available to you. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your bank, broker or other agent.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet or telephone as more fully detailed in your Notice or proxy card, or by delivering written instructions to the Corporate Secretary before the Annual Meeting. Attendance at the Annual Meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the Annual Meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent, or, if you have obtained a legal proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Voting Results

We will announce preliminary voting results at the Annual Meeting. We will report final results in a Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”).

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

At the Annual Meeting, stockholders will elect six (6) directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. The nominees for election by the stockholders to those six positions are all current members of the Board of Directors: Jon S. Saxe, Dr. Friedhelm Blobel, Dr. Nancy T. Chang, Richard J. Hawkins, Gregg A. Lapointe and Simon Li.

If elected, the nominees will serve as directors until our Annual Meeting of Stockholders in 2016 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

If a quorum is present and voting, each of the six nominees receiving a higher number of votes cast “for” such nominee than “withhold” such nominee will be elected. Proxies cannot be voted for more than six nominees. Abstentions and “broker non-votes” will not count towards election of any director nominee. Under our Bylaws, each incumbent director standing for re-election must submit a conditional resignation to the Company. If an incumbent director standing for re-election is not re-elected, the Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject such director’s resignation to permit the Board to act within 90 days from the date of the Annual Meeting. If the Board determines that resignation is in the best interests of the Company and its stockholders, the Board will promptly accept the resignation, and the Company will publicly disclose any such decision by the Board. The Corporate Governance Committee in making its recommendation, and the Board in making its ultimate decision, may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Corporate Governance Committee or the Board’s decision with respect to his or her resignation. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board as permitted by our Bylaws.

Our Board is composed of directors who each bring a particular background to our Board that is valuable in overseeing the Company. In particular, individual Board members have experience with the management of organizations in the pharmaceutical industry, finance, drug development, and product distribution. Their individual experience is described below.

The names of the nominees, their ages as of the date of this Proxy Statement and certain other information about them are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Jon S. Saxe	78	Chairman of the Board, SciClone Pharmaceuticals, Inc.	2000
Friedhelm Blobel, Ph.D.	66	President and Chief Executive Officer, SciClone Pharmaceuticals, Inc.	2006
Nancy T. Chang, Ph.D.	65	President, Apex Enterprises, Inc.	2013
Richard J. Hawkins	66	President and Chief Executive Officer, Lumos Pharma, Inc., Chief Executive Officer and President, id2, Inc.	2004
Gregg A. Lapointe	56	Chief Executive Officer, Cerium Pharmaceuticals, Inc.	2009
Simon Li	65	Chairman and Chief Executive Officer of JW Medical System Ltd.	2013

Jon S. Saxe has served as the Chairman of our Board of Directors since July 2009 and as a Director since August 2000. Mr. Saxe was President of PDL BioPharma, Inc. (formerly Protein Design Labs, Inc.) from 1995 to early 1999. From 1993 to 1995, Mr. Saxe was President of Saxe Associates, Inc., consultants to venture capital firms and biotechnology, diagnostic, and pharmaceutical companies. He was the President and CEO of Synergen, Inc., a biotechnology company acquired by Amgen, from 1989 to 1993. Mr. Saxe is former Vice President, Licensing and Corporate Development and Head of Patent Law for Hoffmann-LaRoche Inc., where he worked for almost 30 years. Mr. Saxe received his B.S. Ch.E. from Carnegie-Mellon University, his J.D. from George Washington University School of Law and his LL.M. from New York University School of Law. He serves as a director of other public and private companies, including Durect Corporation and as Chairman of VistaGen Therapeutics, Inc. Mr. Saxe has experience across a wide range of functions in the pharmaceutical industry including legal, business development and operational experience. He also has broad experience as a Board member in our industry including experience as an audit committee, business development committee, compensation committee, nominating and governance committee member.

Friedhelm Blobel, Ph.D. has served as our President, Chief Executive Officer and as a Director since June 2006. From July 2000 to 2006, Dr. Blobel was President, CEO and a Director of Gryphon Therapeutics, Inc., a South San Francisco based biopharmaceutical company. Prior to joining Gryphon Therapeutics in July 2000, Dr. Blobel spent more than two decades as an executive with the Hoechst Group and the Boehringer Mannheim Group including responsibilities in the areas of diabetes and in vitro diagnostics. His roles at these companies included Group President of several product divisions, Chief Technology Officer and General Manager in Tokyo, Japan of a marketing and sales joint venture between Boehringer and Yamanouchi Pharmaceuticals (now Astellas Pharma, Inc.), Senior Vice President of Research and Development Diabetes and Patient Care in Mannheim, Germany as well as in Indianapolis, Indiana. Dr. Blobel earned his doctorate degree (“Dr.rer.nat.”; a Ph.D. equivalent) with a dissertation in Biochemistry and Microbiology from the University of Hohenheim, Germany and holds an advanced degree in Chemistry from the University of Stuttgart, Germany. Dr. Blobel has spent his entire career in the pharmaceutical and biotechnology industry and brings to the Board experience in general management, research and development, and product marketing and distribution.

Nancy T. Chang, Ph.D. has served as a Director since September 2013. Since 2007, Dr. Chang has served as the President of Apex Enterprises, Inc., an investment management company with a major focus on healthcare investments. From 2007 to 2012, she was the Chairperson and Senior Managing Director of Caduceus Asia Partners at OrbiMed Advisors L.L.C. From 1987 to 2007, Dr. Chang served as Co-Founder, President and Chairman of Tanox, Inc., which was sold to Genentech in 2007. Prior to founding Tanox, Dr. Chang held several leadership positions at Centocor, now a division of Johnson & Johnson. She was also an Associate Professor at Baylor College of Medicine, and before that, she worked at the Roche Institute of Molecular Biology. Dr. Chang received her Doctorate in Biological Chemistry from Harvard University. Dr. Chang brings to the Board deep industry and business expertise, drawing on her scientific knowledge and her long history as a president and board member at a variety of public and private biopharmaceutical companies.

Richard J. Hawkins has served as a Director since October 2004. Since 2011, Mr. Hawkins has been the President and Chief Executive Officer of Lumos Pharma, Inc., a privately-held company. Mr. Hawkins has served as the President and Chief Executive Officer of id2, Inc., a privately-held company since 1992, and as the Chairman and CEO of LabNow, Inc., a privately-held company he founded that develops lab-on-a-chip sensor technology to be used in point-of-care diagnostic testing systems since 2003. From 1994 to 2000, Mr. Hawkins co-founded and served as Director at Corning BioPro, a protein contract manufacturing firm. From 1992 to 2000, Mr. Hawkins co-founded and served as Chairman of Sensus Drug Development, which developed and received regulatory approval for SOMAVERT®, a growth hormone antagonist approved for the treatment of acromegaly and now marketed by Pfizer in both the United States and Europe. In 1982, Mr. Hawkins founded Pharmaco, a clinical research organization (CRO) that in 1991 was merged with the predecessor of PPD-Pharmaco, one of the largest CROs in the world today. Mr. Hawkins has served as a member of the board of directors of Cytori Therapeutics, Inc. since 2007. Mr. Hawkins graduated cum laude with a B.S. in Biology from Ohio University. Mr. Hawkins is an entrepreneur who has formed, financed and operated multiple ventures in the pharmaceutical industry and he brings substantial experience to the Board in clinical development as well as the management of growing enterprises.

Gregg A. Lapointe has served as a Director since March 2009. Mr. Lapointe is currently the Chief Executive Officer of Cerium Pharmaceuticals, Inc., a specialty pharmaceutical company. From April 2008 to February 2012, Mr. Lapointe served as Chief Executive Officer of Sigma-Tau Pharmaceuticals, Inc., a pharmaceutical company focused on rare disorders and the U.S. wholly-owned subsidiary of Sigma-Tau Finanziaria S.p.A. He served as Chief Operating Officer of Sigma-Tau Pharmaceuticals, Inc. from December 2003 to March 2008. Mr. Lapointe is a Certified Public Accountant in the United States. He holds a Bachelor of Commerce degree from Concordia University of Montreal, a Graduate Diploma in Public Accountancy from McGill University of Montreal and an M.B.A. from Duke University. Mr. Lapointe also serves on the Board of Directors of Soligenix, Inc. and Raptor Pharmaceuticals Corp. Mr. Lapointe brings to the Board substantial experience in finance and management, including operational experience as the CEO of a pharmaceutical development and sales organization.

Simon Li has served as a Director since January 2013. He is currently the Chairman and Chief Executive Officer of JW Medical System Ltd., an affiliated company of Biosensors International Ltd. From 2006 to 2012, Mr. Li served in various positions at Medtronic, a global medical technology company, including as the Global Officer and Member of the Executive Committee of Medtronic and President, Greater China and Chairman of the Board, Medtronic-Weigao JV. Prior to Medtronic, from 1999 to 2005, Mr. Li served in various positions at Johnson & Johnson Medical, China (“J&J”) including International Vice President, North Asia/New Business Development, Asia Pacific/Strategic Medical Affairs, Asia Pacific. Earlier in his career with J&J, he held the positions of International Vice President, North Asia, Managing Director, China and Hong Kong, and Managing Director, China. Prior to J&J, Mr. Li was President and Chief Operating Officer of the ConvaTec business with Bristol-Myers Squibb in Hong Kong. He also served as General Manager of the pharmaceutical distributor Y.C. Woo & Co., Ltd. in Hong Kong. He earned a Bachelor of Arts degree in social sciences from the University of Hong Kong, an M.B.A. degree from Henley Management, and an advanced E.M.B.A. from Harvard Business School. Mr. Li brings to the Board international experience and perspective, combined with substantial knowledge of emerging markets, success in building profitable companies and experience in managing complex international business operations.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board believes that separate individuals should, generally, hold the positions of Chairman of the Board and Chief Executive Officer, and that the Chairman should not be an employee. The Board has been led by an independent Non-Executive Chairman for over a decade. The Chairman of the Board is responsible for coordinating the Board’s activities, including the scheduling of meetings and executive sessions of the non-employee directors and the relevant agenda items in each case (in consultation with the Chief Executive Officer as appropriate). The Board believes this leadership structure enhances the Board’s oversight of and independence from our management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders, and our overall corporate governance. The Board recognizes, however, that the needs of the Company and the individuals available to fill these roles may dictate different solutions at different times, and the Board believes that retaining flexibility in these decisions is in the best interest of the Company. In the event that the offices of the Chairman of the Board and Chief Executive Officer are vested in the same person, the Board will appoint a non-employee, independent director to serve as Lead Director, whose duties will include assisting the Board in ensuring compliance with the Company’s corporate governance guidelines, serving as the presiding director for executive sessions of the independent directors and acting as liaison to the Chairman from the independent directors.

The Board has designated four committees to address particular areas of responsibility. At each regular Board meeting, the Board receives full reports from its Audit and Compensation Committees regarding those committees’ most recent activities, with any other committees also reporting as appropriate. The Board believes that this structure provides the Board with the opportunity to exercise independent review of the Company’s results and to apply, through the committee’s more detailed oversight of certain aspects of the Company’s business and operations.

Term

Each director serves a one-year term that expires at the following Annual Meeting.

Risk

SciClone faces a number of risks, including general economic risks, operational risks, financial risks, competitive risks and reputational risks. Management is responsible for the day-to-day management of those risks, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. While the full Board is charged with ultimate oversight responsibility for risk management, committees of the Board have responsibilities with respect to various aspects of risk oversight. In particular, the Audit Committee plays a significant role in monitoring and assessing SciClone’s financial and operational risks. The Audit Committee reviews and discusses with management areas of financial risk exposure and steps management has taken to monitor and control such exposure. The Audit Committee is also responsible for establishing and oversight of the Company’s Code of Business Conduct and Ethics and reviewing and approving transactions between the Company and any related parties. The Compensation Committee monitors and assesses risks associated with the Company’s compensation policies, and oversees the development of incentives that encourage a level of risk-taking consistent with the Company’s overall strategy. The Corporate Governance Committee has oversight responsibility for corporate governance risks, including risks associated with director independence and for oversight of risk related to compliance with good laboratory, clinical and manufacturing practices.

Director Independence

The Board has determined that each of the current director nominees, other than Dr. Blobel, our President and Chief Executive Officer, has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” for purposes of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, as the term relates to membership on the board of directors and the various committees of the board of directors.

Dr. Blobel does not qualify as an independent director under the rules and regulations of the SEC which govern the composition of SciClone’s Audit Committee or under applicable NASDAQ rules due to his service as an executive officer of SciClone.

In the course of the Board of Directors’ determination regarding the independence of each non-management director, it considered any transactions, relationships and arrangements as required by the applicable NASDAQ rules and the rules and regulations of the SEC.

Executive Sessions

The Board meets in executive session after each regular Board meeting to assess management’s presentation, the strategic direction of the Company, the effectiveness of management and similar matters. Executive sessions are chaired by the Chairman of the Board, so long as the chair is an independent director, and otherwise by the Lead Director appointed by the Board, and such chairman or a chairman of one of our committees, will typically report the results to the Chief Executive Officer on relevant matters, or invite the Chief Executive officer to join the executive session for further discussion, as appropriate.

Board Meetings and Committees

In 2014, the Board of Directors had:

•	an Audit Committee;
•	a Compensation Committee;
•	a Corporate Governance Committee; and
•	a Business Development Committee.

The Board of Directors held 4 regular meetings and 2 additional meetings during the year ended December 31, 2014. All incumbent directors attended at least 75% of meetings of the Board of Directors and of each standing committee of the Board on which he or she served during his or her term on the Board or committee. The following table sets forth the standing committees of the Board and the members of each committee as of the date that this Proxy Statement was first made available to our stockholders:

Committee Composition	Audit	Compensation	Corporate Governance	Business Development
Jon S. Saxe	Chair		X	X
Friedhelm Blobel, Ph.D.				X
Nancy T. Chang, Ph.D.			X	X
Richard J. Hawkins	X	X	Chair
Gregg A. Lapointe	X	Chair(1)		Chair
Simon Li	X	X	X
Number of meetings during 2014	6	4	5	5

(1)	Mr. Lapointe became Chairman of the Compensation Committee effective January 1, 2015.

Audit Committee.  We have a separately designated standing audit committee established by the Board. The members of the Audit Committee during 2014 were Mr. Saxe (chairman), Mr. Hawkins, Mr. Lapointe, and Mr. Li. Each member of the Audit Committee during 2014 was independent for purposes of both NASDAQ and SEC rules, as they apply to audit committee members. The Board of Directors has determined that Mr. Lapointe is an audit committee financial expert, as defined in the rules and regulations of the SEC.

As more fully defined under the terms of its written charter, the Audit Committee:

•	Retains our independent registered public accounting firm, reviews their independence and oversees their audit work, reviews and pre-approves the planned scope of our annual audit and the terms of engagement for audit and non-audit services;
•	Reviews the financial reports and other financial information provided to the public;

•	Reviews reports regarding the adequacy of disclosure controls and internal controls and procedures for financial reporting, reviews our critical accounting policies, reviews significant judgments made in the preparation of our financial statements; and
•	Reviews and approves any related party transactions.

Additional information regarding the Audit Committee may be found in the section entitled “Report of the Audit Committee” included with this Proxy Statement.

Compensation Committee.  The members of the Compensation Committee during 2014 were Mr. Hawkins (chairman), Mr. Lapointe and Mr. Li. Each member of the Compensation Committee is independent for purposes of applicable NASDAQ rules. The Compensation Committee recommends to the full board the salary and bonus earned by the President and Chief Executive Officer, reviews and recommends to the full board salary and bonus levels for other executive officers, approves stock option grants to executive officers and approves all employment, severance and change-in-control agreements applicable to executive officers. In addition, the Compensation Committee has the authority to obtain advice or assistance from compensation consultants, independent legal counsel, accounting or other advisors as appropriate to perform its duties, and to determine the terms, costs and fees of engagement of compensation advisors. Prior to selecting any compensation advisors, the Compensation Committee will consider the independence factors listed in applicable NASDAQ rules. The Compensation Committee may from time to time delegate duties or responsibilities to subcommittees or to one member of the Committee.

Each year, at the request of the Compensation Committee, our President and Chief Executive Officer provides compensation recommendations for each of the executive officers. In 2008, the Compensation Committee engaged Setren, Smallberg & Associates, Inc. (“Setren”), an independent compensation consultant, to advise the Compensation Committee regarding optimal allocation of the different elements of executive officer compensation and recommended target amounts for each element of compensation. Each year since then Setren has provided additional advice to the Compensation Committee. For 2014 compensation, the Compensation Committee requested that Setren provide a written update of the information they provided in the prior year. Pursuant to applicable rules, the Compensation Committee has assessed the independence of Setren, and concluded that no conflict of interest exists that would prevent Setren from independently representing the Compensation Committee. Setren does not perform other services for the Company, and will not do so without the prior consent of the Compensation Committee. Setren meets with the Compensation Committee outside the presence of management.

Taking these recommendations and the updated information together, the Compensation Committee is responsible for determining all compensation for our executive officers, other than the CEO. The Board (without the CEO) reviews and approves the Compensation Committee’s recommendations before they are finalized and the Board approves all CEO compensation. For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis.”

Corporate Governance Committee.  The members of the Corporate Governance Committee during 2014 were Mr. Hawkins (chairman), Dr. Chang, Mr. Li and Mr. Saxe. Each member of the Corporate Governance Committee was independent for purposes of NASDAQ rules. The Corporate Governance Committee considers qualified candidates for nomination for election to the Board of Directors and makes recommendations concerning such candidates, develops corporate governance principles for recommendation to the Board of Directors and oversees the regular evaluation of our directors. In addition, the Corporate Governance Committee also has an oversight role, particularly as to risk management, with respect to certain aspects of our operations including manufacturing, clinical and laboratory practices.

Business Development Committee.  The members of the Business Development Committee during 2014 were Mr. Lapointe (chairman), Dr. Blobel, Dr. Chang, and Mr. Saxe. The primary responsibilities of the Business Development Committee are to review and assess our business development activities, including, recommending to the Board of Directors, as appropriate, new business strategies, such recommendations to include long-term plans for growth and expansion and to review, monitor and recommend to the Board of Directors new business opportunities, including potential mergers, acquisitions, divestitures, investments and other similar transactions. The Business Development Committee is also responsible for review of the quality of the Company’s research and development programs and medical affairs as relevant to the research and development programs.

Committee Charters and Other Corporate Governance Materials

The Board has adopted a written charter for each of the standing committees described above. The Board has also adopted a written Corporate Code of Business Conduct and Ethics (including “Whistleblowing in the Case of Violations of Company Policies”) (“Code of Conduct”) that applies to all of our officers, directors, employees, contract workers and anyone who conducts business with us. In addition, the Board has adopted written Corporate Governance Guidelines that address the composition of the Board, criteria for Board membership and other Board governance matters. Links to these materials, other than the Business Development Committee Charter, are available in the Investor Relations section of our website at www.sciclone.com.

Director Nominations

Director Qualifications

Consistent with its charter, the Corporate Governance Committee evaluates and recommends to the Board director nominees for each election of directors.

In fulfilling its responsibilities, the Corporate Governance Committee has approved a Policy Regarding Director Nominations, pursuant to which the Committee considers the following factors in reviewing possible candidates for nomination as director:

•	the appropriate size of our Board of Directors and its Committees;
•	the perceived needs of the Board for particular skills, background and business experience;
•	the skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board;
•	nominees’ independence from management;
•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as regulatory compliance;
•	the benefits of a constructive working relationship among directors; and
•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Corporate Governance Committee’s goal is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the best interests of our stockholders. They must also have an inquisitive and objective perspective and mature judgment. Director candidates must have sufficient time available in the judgment of the Corporate Governance Committee to perform all Board and Committee responsibilities. Directors are expected to prepare for, attend, and participate in all Board and applicable Committee meetings.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The Corporate Governance Committee believes that it is preferable that at least one member of the Board meet the criteria for an “audit committee financial expert” as defined by SEC rules. Under applicable listing requirements, at least a majority of the members of the Board must meet the definition of “independent director.” The Corporate Governance Committee also believes that it is appropriate for one or more key members of our management to participate as members of the Board.

Diversity

Although we do not have a formal diversity policy, to foster and maintain a diversity of viewpoints, backgrounds and experience on the Board, the Corporate Governance Committee evaluates the mix of skills and experience of the directors and assesses nominees and potential candidates in the context of the current composition of the Board and the requirements of the Company. The Corporate Governance Committee uses the same standards to evaluate all director candidates, regardless of who proposes them.

Identifying and Evaluating Candidates for Nomination as Director

The Corporate Governance Committee has adopted procedures providing for the annual evaluation by the committee of the current members of the Board of Directors whose terms are expiring and who are willing to continue in service, against the criteria set forth above in determining whether to recommend these directors for election. Under the procedures it adopted, the Corporate Governance Committee has initiated the regular assessment of the optimum size of the Board and its committees and the needs of the Board for various skills, background and business experience in determining if the Board requires additional candidates for nomination.

Candidates for nomination as director come to the attention of the Corporate Governance Committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the Corporate Governance Committee at any point during the year. Such candidates are evaluated against the criteria set forth above. If the Corporate Governance Committee believes at any time that it is desirable that the Board consider additional candidates for nomination, the Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the Corporate Governance Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates. The Corporate Governance Committee will evaluate any recommendation for director nominee proposed by a stockholder. In order to be evaluated in connection with the Corporate Governance Committee’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a stockholder must be sent in writing to the Corporate Secretary, SciClone Pharmaceuticals, Inc., 950 Tower Lane, Suite 900, Foster City, CA 94404, not less than 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders and must contain the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and
•	description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.

In addition, under our Bylaws, stockholders are permitted to nominate directors for consideration at an annual meeting. A stockholder nomination for a director to be elected at an annual meeting must be sent in writing to the Corporate Secretary, SciClone Pharmaceuticals, Inc., 950 Tower Lane, Suite 900, Foster City, CA 94404, not less than 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders and must contain the following information:

•	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
•	a representation that the stockholder is a holder of record of stock of the corporation entitled to vote for the election of directors on the date of such notice of nomination and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice of nomination;
•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the stockholder;
•	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any other nominating person, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand;

•	such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and
•	the consent of each nominee to serve as a director if so elected.

Under our Bylaws, all directors and director nominees must submit a completed form of the directors’ and officers’ questionnaire as part of the nominating process and all nominees must agree among other matters to abide by all applicable corporate governance, confidentiality, conflict of interest and other policies. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Corporate Governance Committee.

The Corporate Governance Committee will evaluate incumbent directors, as well as candidates for director nominee submitted by directors, management and stockholders consistently using the foregoing criteria and will select the nominees that, in the Committee’s judgment, best suit the needs of the Board at that time.

Communications by Stockholders with Directors

Stockholders may communicate with any and all Company directors by transmitting correspondence by mail or facsimile, addressed as follows:

Chairman of the Board
or Board of Directors
or [individual director]
c/o Corporate Secretary
SciClone Pharmaceuticals, Inc.
950 Tower Lane, Suite 900
Foster City, CA 94404
Fax: (650) 358-3469
Email: wcheung@sciclone.com

The Corporate Secretary maintains a log of such communications and will transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication as determined by the Corporate Secretary. The Board of Directors or individual directors so addressed will be advised of any communication withheld for safety or security reasons as soon as practicable. The Corporate Secretary will relay all communications to directors absent safety or security issues.

Director Attendance at Annual Meetings

We believe that it is desirable that directors attend our annual meeting of stockholders. Our policy is to schedule our annual meeting of stockholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. Of the six directors then in office, two attended the 2014 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during 2014 has been an officer or employee of SciClone or any of its subsidiaries, or has had any relationship requiring disclosure by SciClone under the rules and regulations of the SEC. No interlocking relationships existed during 2014 between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.

Compensation of Directors

Cash Compensation

Directors who are employees of SciClone do not receive any compensation for their services as directors. During 2014, each non-employee director is entitled to an annual retainer of $35,000, plus payment of out-of-pocket expenses relating to their service as Board members. Beginning in fiscal 2014, directors also received a per meeting fee cash payment for each regular meeting of the Board of Directors of $2,000 for each director who attended such meetings.

In addition, directors received the following additional annual payments for service on the committees of the Board of Directors in 2014:

Committee	Member	Chairman
Audit	$15,000	$19,000
Compensation	12,500	15,000
Corporate Governance	7,500	10,000
Business Development	7,500	10,000

In addition, our Chairman of the Board (currently Mr. Saxe) receives an additional annual payment of $22,000 for his services as Chairman. Mr. Saxe, Mr. Hawkins and Mr. Lapointe also received additional payments of $75,000, $35,000 and $100,000, respectively, for substantial additional services as directors in fiscal 2014, in particular for service on a special committee of our Board formed to oversee the Company’s response to the investigations being conducted by the SEC and Department of Justice.

Equity Compensation

Non-employee directors receive an option grant of 50,000 shares upon election to the Board and an annual option grant of 30,000 shares upon their re-election. Each option has a term of ten years and an exercise price equal to the closing price of our Common Stock as quoted on the NASDAQ Global Select Market on the grant date of such option. Initial option grants vest in three equal annual installments. Annual stock option grants vest in twelve equal monthly installments. In the event of a change in control, any unexercisable or unvested portions of any outstanding options are immediately exercisable and vested in full as of the date 10 days prior to the change in control, regardless of whether the option is assumed or substituted for by the acquirer.

If Dr. Chang, Mr. Hawkins, Mr. Lapointe, Mr. Li and Mr. Saxe are re-elected to the Board at the Annual Meeting, each will automatically receive an option to purchase 30,000 shares of our Common Stock, as they shall have each served for a full year prior to the Annual Meeting of Stockholders. Generally, when independent directors leave the Board after serving a full term, the exercise period for any then vested options is extended for a period of two years following their final date of service.

Aggregate Compensation

The following table sets forth information concerning the aggregate compensation earned during 2014 by each individual who served as a director at any time during 2014:

2014 Director Compensation

Name of Director	Fees Earned or Paid in Cash ($)		Option Awards(1) ($)	All Other Compensation	Total ($)
Jon S. Saxe	174,000	(2)	76,464	—	250,464
Friedhelm Blobel, Ph.D.	—	(3)	—	—	—
Nancy T. Chang, Ph.D.	58,000	(4)	50,976	—	108,976
Richard J. Hawkins	116,000	(5)	76,464	—	192,464
Gregg A. Lapointe	180,500	(6)	76,464	—	256,964
Simon Li	78,000	(7)	76,464	—	154,464

(1)	The amounts shown represent the grant-date fair value of the stock option grant with an exercise price of $5.10 per share made to each Board member during the 2014 fiscal year. The applicable grant-date fair value of each award was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”), excluding the impact of forfeitures. Assumptions used in the calculation of grant-date fair value are set forth in Notes to our Consolidated Financial Statements for the year ended December 31, 2014, included in our annual Report on Form 10-K for such fiscal year.
(2)	Mr. Saxe’s fees consist of $43,000 director fee, $22,000 for service as Chairman of the Board of Directors, $19,000 for service as Chairman of the Audit Committee, $7,500 for service on the Corporate Governance Committee, $7,500 for service on the Business Development Committee, and $75,000 for additional services as a director, as approved by the Board.
(3)	Dr. Blobel received no compensation for his service on the Board of Directors. Compensation paid to Dr. Blobel as President and Chief Executive Officer is disclosed in the Summary Compensation Table herein.
(4)	Dr. Chang’s fees consist of $43,000 director fee, $7,500 for service on the Corporate Governance Committee, and $7,500 for service on the Business Development Committee.
(5)	Mr. Hawkins’ fees consist of $41,000 director fee, $15,000 for service as Chairman of the Compensation Committee, $15,000 for service on the Audit Committee, $10,000 for service on the Corporate Governance Committee, and $35,000 for additional services as a director, as approved by the Board.
(6)	Mr. Lapointe’s fees consist of $43,000 director fee, $15,000 for service on the Audit Committee, $12,500 for service on the Compensation Committee, $10,000 for service as the Chairman of the Business Development Committee, and $100,000 for additional services as a director, as approved by the Board.
(7)	Mr. Li’s fees consist of $43,000 director fee, $15,000 for service on the Audit Committee, $12,500 for service on the Compensation Committee, and $7,500 for service on the Corporate Governance Committee.

PROPOSAL NO. 2

NON-BINDING ADVISORY VOTE TO APPROVE NAMED
EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules. As described in further detail under the heading “Executive Compensation and Other Matters — Compensation Discussion and Analysis,” our executive compensation philosophy is designed to attract, motivate and retain qualified executives in a highly competitive industry. Our compensation programs are designed to reward performance over a short and long-term basis that aligns our executive officers’ performance with the interests of our stockholders. For fiscal 2014, the principal components for our executive officers’ compensation were cash base salary with variable cash and equity incentives. Please read the “Compensation Discussion and Analysis” beginning on page 30 for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our Named Executive Officers and how our executive compensation programs reflect our philosophy and are linked to the Company’s performance.

We are asking our stockholders to indicate their support for the compensation arrangements with our Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. At our 2011 Annual Meeting of Stockholders held on June 30, 2011, our stockholders voted in favor of holding future “Say-on-Pay” votes on an annual basis. Our Board of Directors subsequently determined that such advisory votes shall be held annually at the annual meeting of stockholders.

The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on the Company, our Board of Directors or our Compensation Committee, nor will its outcome require the Company, our Board of Directors or our Compensation Committee to take any action. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board and our Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Accordingly, we are asking our stockholders to vote “FOR” the following resolution to be presented at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers for the fiscal year ended 2014, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative discussion.”

Required Vote

Approval of this prosposal requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining a quorum but will not have any effect on the outcome of the proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RESOLUTION ABOVE, RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL NO. 3

APPROVE ADOPTION OF 2015 EQUITY INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the SciClone Pharmaceuticals, Inc. 2015 Equity Incentive Plan (the “2015 Plan”). The Board of Directors adopted the 2015 Plan on February 26, 2015, subject to and effective upon its approval by our stockholders. The 2015 Plan is intended to replace our 2005 Equity Incentive Plan, which would otherwise terminate automatically on the tenth anniversary of its initial adoption in June 2005, and our 2004 Outside Directors Stock Option Plan (the “Predecessor Plans”). If the stockholders approve the 2015 Plan, it will become effective on the day of the Annual Meeting, and no further awards will be granted under the Predecessor Plans, which will be terminated.

Essential Incentive Plan

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board regards as essential in addressing these human resource challenges is a competitive equity incentive program. Our employee stock incentive program provides a range of incentive tools and sufficient flexibility to permit the Board’s Compensation Committee to implement them in ways that will make the most effective use of the shares our stockholders authorize for incentive purposes. We intend to use these incentives to attract new key employees and to continue to retain existing key employees, directors and other service providers for the long-term benefit of the Company and its stockholders. If the shareholders do not approve the 2015 Plan, we will be unable to continue our employee stock incentive program after June 2015.

Requested Share Authorization

The 2015 Plan authorizes the Compensation Committee to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards. Under the 2015 Plan, we will be authorized to issue up to 6,550,000 shares, increased by not more than 3,000,000 shares that are subject to options and other awards currently outstanding under the Predecessor Plans to the extent that such awards expire or are forfeited for any reason after the date of the Annual Meeting.

As of December 31, 2014, options were outstanding under the Predecessor Plans for a total of 5,897,000 shares of our common stock with a weighted average exercise price of $4.17 per share and weighted average expected remaining term of approximately 6.08 years, and a total of 159,000 shares remained subject to unvested awards of restricted stock units outstanding under the Predecessor Plans. The Predecessor Plans will be terminated upon stockholder approval of the 2015 Plan.

Grant Practices

In operating our Predecessor Plans, the Compensation Committee has monitored and managed dilution to reasonable levels. Our average annual burn rate (gross number of shares granted during the year divided by weighted common shares outstanding) for the three years ending December 31, 2014 was 3.71%, which is well below the 5.99% 2015 burn rate cap for our industry established by Institutional Shareholder Services Inc. The maximum aggregate number of shares we are requesting our stockholders to authorize under the 2015 Plan would represent about 10.33% of the number of shares of our common stock outstanding on April 14, 2015 determined on a fully diluted basis.

Key Features of 2015 Plan

Key features of the 2015 Plan of particular interest to our stockholders reflect best practices:

•	The 2015 Plan prohibits the repricing of stock options and stock appreciation rights without the approval of our stockholders.
•	No discount from fair market value is permitted in setting the exercise price of stock options and stock appreciation rights.

•	Each share subject to a “full value” award (i.e., an award settled in stock, other than an option, stock appreciation right or other award that requires the participant to purchase shares for monetary consideration equal to their fair market value at grant) will reduce the number of shares remaining available for grant under the 2015 Plan by 1.6 shares.
•	The 2015 Plan does not provide for “liberal” share recycling. The number of shares remaining for grant under the 2015 Plan is reduced by the gross number of shares subject to options and stock appreciation rights settled on a net basis, and shares withheld for taxes in connection with the exercise, vesting or settlement of any award or tendered in payment of an option’s exercise price are not recycled.
•	The number of shares for which awards may be granted to any nonemployee member of our Board of Directors in a fiscal year is limited.
•	The 2015 Plan requires each award to have a minimum vesting period of one year, except for 5% of the authorized shares.
•	Performance awards require the achievement of pre-established goals. The 2015 Plan establishes a list of measures of business and financial performance from which the Compensation Committee may construct predetermined performance goals that must be met for an award to vest.
•	The 2015 Plan has a fixed term of ten years.

The 2015 Plan is designed to preserve the Company’s ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain types of awards. Section 162(m) of the Internal Revenue Code (the “Code”) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to any of the “covered employees,” consisting of the chief executive officer and any of the three other most highly compensated officers of a publicly held company other than the chief financial officer. However, qualified performance-based compensation is excluded from this limit. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance shares, performance units and certain other stock-based awards and cash-based awards granted under the 2015 Plan to qualify as “performance-based” within the meaning of Section 162(m), the stockholders are being asked to approve certain material terms of the 2015 Plan. By approving the 2015 Plan, the stockholders will be specifically approving, among other things:

•	the eligibility requirements for participation in the 2015 Plan;
•	the maximum numbers of shares for which stock-based awards intended to qualify as performance-based may be granted to an employee in any fiscal year;
•	the maximum dollar amount that a participant may receive under a cash-based award intended to qualify as performance-based for each fiscal year contained in the performance period; and
•	the performance measures that may be used by the Compensation Committee to establish the performance goals applicable to the grant or vesting of awards of restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards that are intended to result in qualified performance-based compensation.

While we believe that compensation provided by such awards under the 2015 Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards may not qualify as performance-based. Further, the Compensation Committee will retain the discretion to grant awards to covered employees that are not intended to qualify for deduction in full under Section 162(m).

The Board of Directors believes that the 2015 Plan will serve a critical role in attracting and retaining the high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals. Therefore, the Board urges you to vote to approve the adoption of the 2015 Plan.

Summary of the 2015 Plan

The following summary of the 2015 Plan is qualified in its entirety by the specific language of the 2015 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

General.  The purpose of the 2015 Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards.

Authorized Shares.  The maximum aggregate number of shares authorized for issuance under the 2015 Plan is the sum of 6,550,000 shares plus up to 3,000,000 shares that are subject options and other awards currently outstanding under the Predecessor Plans to the extent that such awards expire or are forfeited for any reason after the date of the Annual Meeting. As of December 31, 2014, there were 6,056,000 shares subject to unexercised options and other awards remaining unvested and subject to potential forfeiture under the Predecessor Plans.

Share Counting.  Each share subject to a stock option, stock appreciation right, or other award that requires the participant to purchase shares for their fair market value determined at the time of grant will reduce the number of shares remaining available for grant under the 2015 Plan by one share. However, each share subject to a “full value” award (i.e., an award settled in stock, other than an option, stock appreciation right, or other award that requires the participant to purchase shares for their fair market value determined at grant) will reduce the number of shares remaining available for grant under the 2015 Plan by 1.6 shares.

If any award granted under the 2015 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares (1.6 shares for each share subject to a forfeited full value award) reacquired or subject to a terminated award will again become available for issuance under the 2015 Plan. Shares will not be treated as having been issued under the 2015 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation in connection with the exercise, vesting or settlement of any award or that are tendered in payment of the exercise price of an option will not be made available for new awards under the 2015 Plan. Upon the exercise of a stock appreciation right or net-exercise of an option, the number of shares available under the 2015 Plan will be reduced by the gross number of shares for which the award is exercised.

Adjustments for Capital Structure Changes.  Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2015 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Compensation Committee also has the discretion under the 2015 Plan to adjust other terms of outstanding awards as it deems appropriate.

Nonemployee Director Award Limits.  A nonemployee director may not be granted awards under the 2015 Plan in any fiscal year for more than 100,000 shares.

Other Award Limits.  To enable compensation provided in connection with certain types of awards intended by the Compensation Committee to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2015 Plan establishes a limit on the maximum aggregate number of shares or dollar value for which such awards may be granted to an employee in any fiscal year, as follows:

•	No more than 1,250,000 shares under stock-based awards.
•	No more than $2,250,000 for each full fiscal year contained in the performance period under cash-based awards.

In addition, to comply with applicable tax rules, the 2015 Plan also limits to 9,550,000 the number of shares that may be issued upon the exercise of incentive stock options granted under the 2015 Plan.

Administration.  The 2015 Plan generally will be administered by the Compensation Committee of the Board of Directors, although the Board of Directors retains the right to appoint another of its committees to administer the 2015 Plan or to administer the 2015 Plan directly. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration of the 2015 Plan must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the 2015 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) or otherwise provided by the 2015 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.

The Committee may delegate to a committee comprised of one or more officers of the Company the authority to grant awards under the 2015 Plan to employees eligible to participate who are neither members of the Board nor executive officers of the Company, subject to the provisions of the 2015 Plan and guidelines established by the Committee.

The 2015 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2015 Plan. All awards granted under the 2015 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2015 Plan. The Committee will interpret the 2015 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2015 Plan or any award.

Prohibition of Option and SAR Repricing.  The 2015 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

Minimum Vesting.  No more than 5% of the aggregate number of shares authorized under the 2015 Plan may be issued pursuant to award that provide for service-based vesting over a period of less than one year. However, the Compensation Committee may structure awards to provide for accelerated vesting in the case of the participant’s death, disability or involuntary termination or a change in control of the Company.

Eligibility.  Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 31, 2015, we had approximately 595 employees, including 7 executive officers, and 5 non-employee directors who would be eligible under the 2015 Plan.

Stock Options.  The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. On March 31, 2015, the closing price of our common stock as reported on the NASDAQ Stock Market was $8.86 per share.

The 2015 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2015 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant’s termination for cause (as defined by the 2015 Plan).

Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification.

Stock Appreciation Rights.  The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2015 Plan is ten years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards.  The Committee may grant restricted stock awards under the 2015 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the

Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be subject to such restrictions.

Restricted Stock Units.  The Committee may grant restricted stock units under the 2015 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive cash or additional restricted stock units whose value is equal to any cash dividends the Company pays.

Performance Awards.  The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination of these.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return, employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project, completion of a joint venture or other corporate transaction, successful completion of a legal or legal compliance matter and overall effectiveness of management.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, if applicable, or other methodology established by the Committee, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on the Company’s common stock. The Committee may provide for performance award payments in lump sums or installments.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of days of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2015 Plan provides that the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Cash-Based Awards and Other Stock-Based Awards.  The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.

Change in Control.  Unless otherwise defined in a participant’s award or other agreement with the Company, the 2015 Plan provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the 2015 Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards which are not assumed or continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control.

Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The vesting of all awards held by non-employee directors will be accelerated in full upon a Change in Control.

The 2015 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise or purchase price per share, if any, under the award.

Awards Subject to Section 409A of the Code.  Certain awards granted under the 2015 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2015 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2015 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.

Amendment, Suspension or Termination.  The 2015 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2015 Plan following the tenth anniversary of the 2015 Plan’s effective date, which will be the date on which it is approved by the stockholders. The Committee may amend, suspend or terminate the 2015 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2015 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law. No amendment, suspension or termination of the 2015 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2015 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.  A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options.  Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.  A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock.  A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards.  A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New 2015 Plan Benefits

No awards will be granted under the 2015 Plan prior to its approval by the stockholders of the Company. All awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.

Required Vote and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board believes that the proposed adoption of the 2015 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE 2015 PLAN (INCLUDING, WITHOUT LIMITATION, CERTAIN MATERIAL TERMS OF SUCH PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of our Board has appointed PricewaterhouseCoopers Zhong Tian LLP (“PwC China”), a member firm of the PricewaterhouseCoopers international network of accounting firms, each of which is a separate legal entity, as our independent registered public accounting firm for the fiscal year ending December 31, 2015. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of our independent registered public accounting firm.

A representative of PwC China is expected to be present by telephone at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Prior to hiring PricewaterhouseCoopers LLP (“PwC US”) and PwC China, the Company’s independent registered public accounting firm was Ernst & Young LLP (“EY”). On February 18, 2013, as further described in a Form 8-K filed by the Company on February 22, 2013, the Company was advised by EY that it declined to stand for re-appointment as the Company’s independent registered public accounting firm after completion of the audit for the year ended December 31, 2012, with its audit services also covering the restatement of the Company’s financial statements for the year ended December 31, 2011. Effective April 8, 2013, the Audit Committee approved the engagement of PwC US as the Company’s independent registered public accounting firm to perform independent audit services beginning with the fiscal year ended December 31, 2013. A subsequent determination was made that PwC China was better suited to conduct the external audit based upon various facts and circumstances, including the location of the Company’s principal business operations, and after considering relevant regulatory practices and generally accepted auditing standards. Therefore, on January 24, 2014, the Company’s Audit Committee approved the appointment of PwC China as the Company’s independent registered public accounting firm to perform independent audit services beginning with the fiscal year ended December 31, 2013. As of and through the January 17, 2014 date of resignation, PwC US had not issued any reports on the financial statements of the Company for any period. During the period April 8, 2013 through January 17, 2014, there were no disagreements with PwC US on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of PwC US would have caused PwC US to make reference to the matter in an audit report. Although PwC China performed work on components of the Company in support of PwC US services during the period April 8, 2013 through January 17, 2014, neither the Company nor anyone on its behalf had consulted with PwC China regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided by PwC China that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

For 2013, PwC China issued an unqualified opinion with respect to the 2013 financial statements and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013.

For 2014, PwC China issued an unqualified opinion with respect to the 2014 financial statements and an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014.

As further described in Management’s Annual Report on Internal Control over Financial Reporting appeared in Item 9(a) of the Company’s 2014 Annual Report on Form 10-K, management concluded that a material weakness previously reported in 2013 had been remediated during 2014, and concluded that internal controls over financial reporting were effective as of December 31, 2014.

Principal Accountant Fees

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2014 and 2013 by our principal accounting firm for those fiscal years, PricewaterhouseCoopers Zhong Tian LLP (for 2013, as a result of the change described above, the figures include billings for services provided by PwC US prior to the appointment of PwC China, and billings for services provided by PwC China after the appointment thereof):

	2014	2013
Audit Fees	$1,674,000	$1,703,000
Audit-related Fees	—	—
Tax Fees	13,000	97,000
All Other Fees	—	—
	$1,687,000	$1,800,000

Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and the effectiveness over our internal control over financial reporting, the review of the interim consolidated financial statements included in quarterly reports and services that were normally provided in connection with statutory and regulatory filings or engagements, such as registration statements, as well as out of pocket expenses. Tax fees were for tax compliance services, tax advisory services, and the provision of consultation on tax matters. The Audit Committee’s charter requires the Audit Committee to approve in advance the engagement of the independent registered public accounting firm and the fees and other terms of any such engagement for all audit services and non-audit services. Pre-approval is provided for in the Audit Committee’s charter if the Committee establishes policies and procedures therefor and any pre-approval (i) is detailed as to the particular service or category of services and (ii) does not involve delegation to management of the Committee’s responsibilities and (iii) provides that the independent auditor and management are required, at its next scheduled meeting, to report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with such pre-approval. During fiscal years 2014 and 2013, no fees were approved by the Audit Committee pursuant to the de minimis exception established by the SEC; in particular, all of the tax fees described above were subject to appropriate approvals.

Required Vote

Stockholder ratification of the selection of PwC China as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board of Directors, however, is submitting the selection of PwC China to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain PwC China. Even if the selection is ratified, the Audit Committee or the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests or in the best interests of our stockholders.

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining a quorum but will not have any effect on the outcome of the proposal.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS ZHONG TIAN LLP AS SCICLONE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to beneficial ownership of shares of our Common Stock as of March 31, 2015 by:

•	all those known by us to be beneficial owners of more than 5% of our Common Stock;
•	each of our Named Executive Officers identified in the section entitled “Executive Compensation and Other Matters”;
•	each of our directors; and
•	all of our directors and executive officers as a group.

This table is based upon the information supplied to us by officers and directors of the Company and upon information about principal stockholders known to us based on Schedules 13G or 13D filed with the SEC. Applicable percentages are based on 49,826,185 shares outstanding on March 31, 2015 provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after March 31, 2015 pursuant to grants of stock options or awards of restricted stock are deemed to be outstanding and beneficially owned by the person holding such options or restricted stock for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned(1)
	Number	Percent
Stockholders
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	4,532,589	8.52%
Franklin Resources, Inc.(3) One Franklin Parkway San Mateo, CA 94403-1906	3,854,960	7.25%
GL Trade Investment Limited(4) Unit 3001, China World Tower 2 No. 1 Jian Guo Men Wai Avenue Beijing 100004, People’s Republic of China	3,758,217	7.07%
Named Executive Officers
Friedhelm Blobel, Ph.D.(5)	2,369,002	4.46%
Wilson W. Cheung(6)	93,334	*
Charles Meng(7)	25,000	*
Lan Xie(8)	26,668	*
Hong Zhao(9)	41,667	*
Outside Directors
Jon S. Saxe(10)	342,500	*
Nancy T. Chang, Ph.D.(11)	60,040	*
Richard J. Hawkins(12)	316,909	*
Gregg A. Lapointe(13)	202,500	*
Simon Li(14)	73,334	*
All directors and executive officers as a group (12 persons)(15)	3,697,904	6.95%

*	Less than 1%.
(1)	Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated above, the address for the persons or entities listed below is 950 Tower Lane, Suite 900, Foster City, California 94404.
(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 22, 2015 by BlackRock, Inc., a holding company with the following subsidiaries: BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., BlackRock Investment Management, LLC, and BlackRock Japan Co. Ltd. BlackRock Fund Advisors is the beneficial owner of 4,532,589 shares of the common shares of the Company.
(3)	Based on a Schedule 13G with the Securities and Exchange Commission on February 3, 2015 by Franklin Resources, Inc. Franklin Resources, Inc. includes its subsidiary Franklin Advisors, Inc.
(4)	Based on a Schedule 13D filed with the Securities and Exchange Commission on November 21, 2013 by GL Trade Investment Limited a China corporation (“GL Trade”). GL Trade includes GL China Opportunities Fund L.P. (“GL Fund”), GL Capital Management GP L.P. (“GL Capital”), GL Capital Management GP Limited (“GL Management”), GL Partners Capital Management Limited (“GL Partners”), and Mr. Zhenfu Li. GL Trade is deemed to be the beneficial owner of 3,758,217 shares of the common stock of the Company. GL Fund owns 100% of GL Trade. GL Capital is the sole general partner of GL Fund. GL Management is the sole general partner of GL Capital. GL Partners owns 51% of the voting interests of GL Management.
(5)	Includes 2,201,350 shares issuable pursuant to options exercisable or awards issuable within 60 days of March 31, 2015.
(6)	Consists of 93,334 shares issuable pursuant to options exercisable within 60 days of March 31, 2015.
(7)	Consists of 25,000 shares issuable pursuant to options exercisable within 60 days of March 31, 2015.
(8)	Consists of 26,668 shares issuable pursuant to options exercisable within 60 days of March 31, 2015.
(9)	Consists of 41,667 shares issuable pursuant to options exercisable or awards issuable within 60 days of March 31, 2015.
(10)	Includes 267,500 shares issuable pursuant to options exercisable within 60 days of March 31, 2015.
(11)	Includes 5,981 shares issuable pursuant to options exercisable within 60 days of March 31, 2015.
(12)	Includes 282,500 shares issuable pursuant to options exercisable within 60 days of March 31, 2015.
(13)	Consists of 202,500 shares issuable pursuant to options exercisable within 60 days of March 31, 2015.
(14)	Consists of 73,334 shares issuable pursuant to options exercisable within 60 days of March 31, 2015.
(15)	Includes 3,347,751 shares issuable pursuant to options exercisable or awards issuable within 60 days of March 31, 2015.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Officers

The following table sets forth the name, age and title for each of our executive officers:

Name	Age	Title
Friedhelm Blobel, Ph.D.	66	President and Chief Executive Officer, Director
Wilson W. Cheung	46	Chief Financial Officer, Senior Vice President, Finance and Secretary
Raymond A. Low	58	Vice President, Finance and Controller
Robert King, Ph.D.	52	Senior Vice President, Product Development and Supply Chain
Charles Meng	52	General Counsel and Vice President of Compliance
Lan Xie	42	Vice President Finance, China Chief Financial Officer
Hong Zhao	51	Chief Executive Officer, China Operations

Friedhelm Blobel, Ph.D. is one of our directors as well as our President and Chief Executive Officer, and, as such, his biographical information is included above under “Election of Directors.”

Wilson W. Cheung joined SciClone in July 2013 and serves as Chief Financial Officer, Senior Vice President, Finance and Secretary. Prior to joining SciClone, from 2009 to 2013, Mr. Cheung served in various positions at Velti plc, a publicly traded global mobile marketing and advertising software-as-a-service provider, including most recently as Chief Compliance Officer, Asia Pacific and previously as Chief Financial Officer. From 2004 to 2009, Mr. Cheung served as Chief Financial Officer of AXT, Inc., a publicly traded manufacturer of high performance semi-conductor substrates. Mr. Cheung holds a B.A. degree in Economics/Business from the University of California, Los Angeles and is a Certified Director of Corporate Governance from UCLA’s Executive Program. He is a California Certified Public Accountant (inactive).

Raymond A. Low joined SciClone as Vice President, Finance and Controller in October 2013. Prior to joining SciClone, from 2009 to 2013, Mr. Low served as Chief Financial Officer, and from 2005 to 2009 as Corporate Controller at AXT, Inc., a publicly traded manufacturer of high performance semi-conductor substrates. From 2002 to 2004, Mr. Low was Corporate Controller of Therasense, Inc. (now Abbott Laboratories), a health care products company. Mr. Low is a California certified public accountant and a member of the California Society of CPAs. He is a past member of the Chartered Institute of Management Accountants in the United Kingdom. Mr. Low has an M.B.A. degree from Chadwick University, Alabama, a Bachelor of Accounting Science Honors degree from the University of South Africa, and a Bachelor of Commerce degree from Rhodes University, South Africa.

Robert King, Ph.D. joined SciClone in 2011 and serves as Senior Vice President, Product Development and Supply Chain. Prior to joining SciClone, from 2006 to 2011, Dr. King served as Vice President, Product Development and Manufacturing at Bayhill Therapeutics. Prior to Bayhill, from 1993 to 2006, Dr. King was VP, Product Development and Manufacturing at Rinat Neuroscience Corporation (a division of Pfizer Global R&D). Dr. King has a Ph.D. in Chemical Engineering from UC Berkeley and a B.S in Chemical Engineering from the University of Washington.

Charles Meng joined SciClone in February 2014 and serves as General Counsel and Vice President of Compliance. Prior to joining SciClone, from 2012 to 2014, Mr. Meng served as General Legal Counsel and Chief Compliance Officer at Novartis China, a health care products company. Prior to Novartis, from June 2011 to December 2011, Mr. Meng served as Chief Legal Officer of China National Bluestar Co. Ltd. in Beijing, a state-owned chemical company. From 2006 to 2011, Mr. Meng held the position of Legal Director, Greater China Region with AMD (China) Ltd. Mr. Meng earned his LL.B. from Foreign Affairs College in Beijing, his LL.M from the Faculty of Law, Edinburgh University, Scotland, UK, and his J.D. from the College of Law, Ohio State University.

Lan Xie joined SciClone as Vice President Finance, China Chief Financial Officer in August 2012. From 2007 to 2012, Ms. Xie served as Vice President of Finance and Investor Relations at ShangPharma Corporation, a pharmaceutical company. From 2005 to 2007, Ms. Xie served as a senior manager, transaction services, at PricewaterhouseCoopers Zhong Tian LLP in Shanghai and from 2003 to 2005, Ms. Xie served as manager, mergers and acquisitions at Deloitte & Touche in New York. Ms. Xie also served in various finance and accounting positions at Reuters Incorporated and PricewaterhouseCoopers in Boston. She is a Massachusetts certified public accountant and received her M.B.A from INSEAD, Singapore/France.

Hong Zhao joined SciClone as Chief Executive Officer, China Operations, in April 2013. Prior to SciClone, from 2011 to 2013, Mr. Zhao served as Executive Vice President of Simcere Pharmaceutical Group, a manufacturer and supplier of pharmaceuticals in China, where he was responsible for all business operations and had direct reporting responsibility for medical affairs, market access, marketing and sales operations, training and personnel development. Prior to Simcere, from 1999 to 2011, Mr. Zhao held various positions at Novartis China, a health care products company, including most recently, Senior Vice President of Novartis Greater China and General Manager of Novartis Shanghai. Mr. Zhao earned a Bachelor of Medicine degree from Nanjing Medical College and an Executive Masters of Business Administration degree from China European International Business School (CEIBS) in Shanghai.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis is intended to provide an explanation of our compensation program relating to fiscal 2014, with particular focus on our Chief Executive Officer and the other listed executives as presented in the “2014 Summary Compensation Table” that follows this discussion (herein referred to as the “Named Executive Officers”). For fiscal 2014, our Named Executive Officers were:

•	Friedhelm Blobel, Ph.D., President and Chief Executive Officer
•	Wilson W. Cheung, Chief Financial Officer, Senior Vice President, Finance and Secretary
•	Charles Meng, General Counsel and Vice President of Compliance
•	Lan Xie, Vice President Finance, China Chief Financial Officer
•	Hong Zhao, Chief Executive Officer, China Operations

Overview

The Compensation Committee of the Board of Directors administers our executive compensation and benefit programs. The Compensation Committee is comprised of exclusively independent directors and oversees all compensation and benefit programs and actions that affect our executive officers, except that our Board of Directors reviews the recommendations of the Compensation Committee and approves the compensation of the Chief Executive Officer.

Compensation Philosophy

We are committed to developing and commercializing innovative products to treat life-threatening diseases particularly for the growing Chinese pharmaceutical market. We are engaged in a competitive industry, and to accomplish this objective, we design our compensation programs to attract, motivate and retain qualified executives dedicated to working towards our short and long-term corporate goals. People are one of our key assets, and we seek to hire employees and executives who share our corporate vision and values and have the skills and motivation to execute on our corporate strategy. In our dynamic work environment, we foster the following corporate values:

•	Compliance and Integrity;
•	Respect;
•	Accountability;

•	Customer-focus; and
•	Teamwork.

Our compensation structure is particularly focused upon rewarding our executives for achieving our publicly stated corporate objectives, and for strong and dedicated performance to the interests of our stockholders.

Objectives of Our Compensation Program

The primary objective of our compensation programs for our executive officers is to attract and retain qualified executives and employees of outstanding ability and potential and to:

•	Motivate executives and employees to work towards completing our overall corporate goals and milestones and their individual employee objectives over the short and long-term;
•	Align our executives’ and employees’ performance with our stockholders’ interests; and
•	Compete effectively with the compensation programs of comparable companies to allow us to compete with our peers for valuable human resources.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to reward performance and exceptional effort measured over a short and long-term basis. We seek to align our executives’ performance with the interests of our stockholders. Base salaries, annual cash incentives and the vesting of our equity awards encourage executive retention and provide a balance between short and long-term compensation.

We generally set corporate objectives at the beginning of the fiscal year, against which the performance of our Chief Executive Officer is evaluated for determining adjustments in compensation for the subsequent fiscal year. Certain of these corporate objectives are also objectives of other executives with functional responsibility for a particular objective, or for activities in other functions that will support the achievement of an objective. The objectives for our other executives are set by our Chief Executive Officer. Our corporate objectives typically include revenue, income and other financial objectives, successful commercialization or business development activities and specific organization objectives, including compliance related objectives.

For 2014, our corporate goals included goals regarding the following:

•	Increase overall sales for SciClone;
•	Increase overall operating net profit;
•	Organizational retention and restructuring targets;
•	Business development goals.

Compensation Process, Role of Management, Independent Compensation Consultants, Peer Group Selection and Benchmarking

Compensation Process, Role of Management

The Compensation Committee is responsible for determining and approving all compensation for our executive officers, except our President and Chief Executive Officer, whose compensation is approved by our full Board. Pursuant to its charter, the Compensation Committee recommends to the full Board the salary, bonus, option grants and other aspects of the compensation of our President and Chief Executive Officer, approves the salary, bonus targets and bonus payments for other executive officers, approves stock option grants to other executive officers and approves all employment, severance and change-in-control agreements applicable to other executive officers. Our Chief Executive Officer participates with the Compensation Committee in its deliberations with respect to the compensation payable to our other executive officers, and typically recommends specific compensation packages for our executive officers based upon his assessment and evaluation of their performance for the prior year. The Chief Executive Officer may not be present during deliberations regarding his own compensation.

Following the end of each fiscal year, our Chief Executive Officer evaluates executive officer performance for the prior fiscal year, other than his own performance, and discusses the results of such evaluations with the Compensation Committee. The Chief Executive Officer also provides his assessment of our performance against our Corporate Objectives for the fiscal year for evaluation by the Compensation Committee. The Chief Executive Officer’s assessment is based upon subjective factors concerning such officer’s individual business goals and objectives, and the contributions made by the executive officer to our overall results. The Chief Executive Officer then makes specific recommendations to the Compensation Committee for adjustments of base salary, target bonus, and equity awards, if appropriate, as part of the compensation packages for each executive officer, other than himself, for the next fiscal year.

The Compensation Committee reviews the performance of the Chief Executive Officer and recommends all compensation for the Chief Executive Officer, subject to the review and approval by the full Board. The Chief Executive Officer was not present at the time the Compensation Committee reviewed his performance and discussed his compensation for fiscal 2014.

In addition, at our 2014 Annual Meeting of Stockholders, we provided our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in the proxy statement for our 2014 Annual Meeting. At the 2014 Annual Meeting, our stockholders approved the compensation of our Named Executive Officers, with 30,773,213 shares voted in favor of approving such compensation and 2,271,840 shares voting against. As the stockholder advisory vote was held after the Compensation Committee and the Board had determined the compensation to be paid to the Company’s Named Executive Officers for fiscal 2014, the Compensation Committee and the Board did not take such results into account in determining executive compensation for 2014. However, in determining and deciding on executive compensation for fiscal 2015 and in determining bonus compensation for fiscal 2014, our Compensation Committee took into account the results of the 2014 stockholder advisory vote to approve executive compensation, particularly the strong support expressed by the Company’s stockholders, as one of many factors considered in deciding that the Company’s compensation policies and procedures for fiscal 2015 should largely remain consistent with our policies and procedures in prior years.

Independent Compensation Consultants, Peer Group Selection and Benchmarking

In 2014, the Compensation Committee retained Setren to conduct an assessment of our executive officer compensation and advise the Committee regarding optimal allocation of the different elements of executive officer compensation among base salary, bonuses and equity and to recommend target amounts for each element of compensation. The Compensation Committee’s policy is to conduct an in-depth assessment of our executive compensation structure including comparative compensation at comparable companies, using detailed data and recommendations provided by Setren, each year.

The Compensation Committee’s policy is to target the amount of each element of compensation at approximately the 50th percentile of the survey data it reviews, and confirms the applicability of this level by reference to the results of the review of compensation information. The Compensation Committee has awarded a number of options which may exceed the numbers for 50th percentile of the survey data, although the value of those options may be at or below the 50th percentile. While the 50th percentile is always the reference point for compensation decisions, the actual amount paid or awarded may vary from that percentile due to various factors the Compensation Committee takes into account, including individual capabilities and performance, length of current and prior experience in the particular position, initial compensation offered when an executive joins the Company, and the perceived applicability of any set of compensation data for a position to the actual role of the executive in the Company.

For fiscal 2014 salary, target bonuses and equity awards, the Compensation Committee obtained a written report from Setren regarding executive compensation. In providing advice to the Compensation Committee, Setren provided information based on the Radford Global Life Sciences Survey from Radford Surveys and Consulting, a division of Aon Corporation and an independent compensation consulting firm (“Radford”), which includes the average, median and range amounts of base salary, annual cash incentives and long-term equity incentives from comparable pharmaceutical, biotechnology and medical device companies.

In addition, Setren supplemented the Radford data with its own survey of publicly available information filed by a group of the following peer companies (“Setren Peer Data”) determined in consultation with the Chairman of the Compensation Committee and confirmed by the Compensation Committee:

Affymax, Inc.	Intermune Inc.
Alnylam Pharmaceuticals	ISIS Pharmaceuticals, Inc.
Aveo Pharmaceuticals, Inc.	Ironwood Pharmaceuticals, Inc.
Auxilium Pharmaceuticals, Inc.	Momenta Pharmaceuticals
Codexis Inc.	Nektar Therapeutics
Depomed Inc.	Sagent Pharmaceuticals, Inc.
Emergent BioSolutions, Inc.	Spectrum Pharmaceuticals, Inc.
Enzo Life Sciences, Inc.	Targacept Inc.
Genomic Health Inc.

The compensation for our executives who are based in China is compared to other similar positions in China and is based on Aon Hewitt survey data.

Setren compared the current compensation (base salary, annual cash incentives and long term equity incentives) of each of our executive officers and other management level employees to the median and 75th percentile of the Radford data. Setren used both summary Radford data and Setren Peer Data with respect to review of base salary and annual cash incentives, and Setren Peer Data with respect to long-term equity incentives.

Annual Compensation Review for Fiscal 2014

The Compensation Committee’s annual review of executive compensation generally occurs during the first quarter of the fiscal year. In 2015, after reviewing Setren’s written report, meeting with a representative of Setren, and considering recommendations of our Chief Executive Officer, the Compensation Committee reviewed the amount of each element of compensation for our executive officers and reached conclusions about each element of compensation for each executive other than our Chief Executive Officer. The Compensation Committee also made recommendations to the Board of Directors as to each element of compensation for our Chief Executive Officer, which recommendations were reviewed and approved by the independent members of the Board of Directors.

Elements of Our Compensation Program and How Each Element is Chosen

The key elements of our compensation program for executives and employees consist of base salary, annual cash incentives and long-term equity incentives. Our compensation package also includes a comprehensive benefits package of healthcare, disability and insurance coverage as well as a 401(k) plan. Our equity and retirement plans have vesting schedules to encourage employee retention and a long-term commitment towards advancing our corporate objectives. The elements of our compensation programs are varied to achieve the following balances:

•	Fixed and variable compensation to reward individual and corporate performance;
•	Cash and equity compensation to align an executive’s performance with our stockholders’ interests; and
•	Short and long-term compensation to encourage retention and reward long-term service.

Base Salary

Base salaries for executive officers and other officers are targeted at a competitive market median, being the 50th percentile of the Radford Group and of the Setren Peer Data, on a position-by-position basis with individual variations explained by differences in experience, skills and sustained performance. The Compensation Committee reviews the executive officers’ salaries on an annual basis.

In consultation with the Compensation Committee, the Company determined to increase overall employee salaries for fiscal 2014 for merit, promotion and market adjustments by approximately 4% in the U.S., 7% in Hong Kong and 10% in China.

When setting each element of compensation for fiscal 2014, the Compensation Committee discussed the Company’s overall salary increases for the fiscal year, the Setren report described above, the summary survey data included in the report as it relates to each of our executive officers, and for the executive officers other than himself, the recommendations of our Chief Executive Officer.

For Dr. Blobel, the Compensation Committee approved an approximately 3% increase in his salary which continued to be less than the 50th percentile of the peer group.

Name	2013 Base Salary		2014 Base Salary		% Increase
Friedhelm Blobel, Ph.D.	$550,000		$566,500		3%
Wilson W. Cheung	$350,000	(1)	$356,500		2%
Charles Meng	—		$388,910	(2)	N/A
Lan Xie	$245,355		$276,837		13%
Hong Zhao	$397,011	(3)	$423,810		7%

(1)	This amount represents Mr. Cheung’s 2013 base salary. His actual compensation for 2013 was $160,417 on a pro-rated basis from his employment start date on July 16, 2013 through December 31, 2013.
(2)	This amount represents Mr. Meng’s 2014 base salary. His actual compensation for 2014 was $348,283 on a pro-rated basis from his employment start date on February 9, 2014 through December 31, 2014.
(3)	This amount represents Mr. Zhao’s 2013 base salary. His actual compensation for 2013 was $298,985 on a pro-rated basis from his employment start date on April 1, 2013 through December 31, 2013.

As discussed in the footnotes to the 2014 Summary Compensation Table, Mr. Meng, Ms. Xie and Mr. Zhao are paid in Chinese Yuan Renmimbi (“RMB”). In RMB, Ms. Xie and Mr. Zhao’s base salaries increased 9% and 7%, respectively, between fiscal 2013 and fiscal 2014. However, as a result of exchange rate fluctuations between the US dollar and RMB, when reported in US dollars, the percentage increase of Ms. Xie and Mr. Zhao’s base salaries were 13% and 7%, respectively.

Annual Cash Incentives

We provide annual cash incentives in the form of cash bonuses intended to motivate employees to achieve our overall corporate goals and their individual employee objectives. For executive officers, these annual cash incentives are paid pursuant to our executive incentive plan. Incentive bonuses are based on a percentage of cash compensation and account for a significant percentage of each executive officer’s potential compensation, putting a significant percentage of total compensation at risk based on achievement of both corporate and individual objectives. Executive officers may earn up to 150% of their individual cash incentive target depending upon the Compensation Committee’s assessment of performance in relation to their predetermined objectives. Our other employees are also eligible to receive annual cash incentives, which typically account for a smaller percentage of total compensation.

At the beginning of each fiscal year, the Compensation Committee reviews each officer’s annual cash incentive targets, determined as a percentage of base salary and determines whether to adjust such targets. For newly hired executives, the Compensation Committee reviews and considers the terms of their proposed offers and approves the elements of their compensation at the time of their offer of employment. The percentages for the cash incentive plan for fiscal 2014 were 60% of base salary for Dr. Blobel, 40% of base salary for Mr. Cheung, 35% base salary for Mr. Meng, 35% of base salary for Ms. Xie and 40% of base salary for Mr. Zhao. Commencing in the last quarter of each fiscal year, the Compensation Committee, in conjunction with the Board and CEO, develops our overall corporate objectives for the next fiscal year and weights the value of each of those objectives, finalizing the corporate objectives in the first quarter of the next fiscal year. The corporate objectives serve as the individual objectives for Dr. Blobel. The other Named Executive Officer’s goals are proposed by Dr. Blobel and reviewed and approved by the Compensation Committee after the corporate objectives have been determined. Generally, each of the Named Executive Officer goals relate to the achievement of our corporate goals, but executives may have goals that vary from the corporate goals based upon their individual responsibilities. Financial objectives in both the corporate and individuals goals are determined in a manner consistent with the Company’s annual operating budget. In particular as to any financial goals as to which the Company provides guidance, the related corporate or individual objective is set within the range of our initial guidance first published for that fiscal year. Our corporate goals include goals for implementation and improvement of our compliance program.

As part of its effort to continuously improve our executive compensation process, in March 2013, the Compensation Committee adopted amendments to the executive incentive plan related to bonus payments. Pursuant to the terms of the amended plan, in order for any bonus to be paid under the executive incentive plan, the Compensation Committee must determine that (i) total achievement against goals is at least 60%, (ii) the Compensation Committee may make discretionary bonus awards of up to 25% of the executive’s target bonus for unanticipated outstanding achievement and (iii) the total pay-out under the plan may not exceed 150% of the target amount. The actual cash incentive award earned is determined by the Compensation Committee’s judgment in its discretion of the relative attainment of our overall corporate performance objectives, the relative attainment of individual employee performance objectives, and the individual’s performance in relation to the objectives subject to targeted overall compensation. Some of these judgments are subjective, however, the Compensation Committee is increasingly using formulas for determining the amount of bonus to be awarded in the case of over or under achievement against goals, and particularly financial goals. In addition, while the Compensation Committee’s decisions are focused primarily upon the achievement against specific goals, it does consider its overall assessment of corporate performance and individual performance in the process of making final decisions as to bonus awards. Cash incentive awards are typically paid in the year following the year for which performance is evaluated.

Our corporate objectives for fiscal 2014, which were also Dr. Blobel’s objectives, were as follows, weighted as indicated:

Corporate Objectives	Weight
• Achieve (i) revenues in excess of $135.0 million and (ii) target ZADAXIN sales	35%
• Achieve non-GAAP operating profit of $28.0 million and earnings per share of $0.25 the second quarter after the government settlement, if applicable	25%
• Achieve business development goals	25%
• Achieve organizational targets	15%

Our corporate objectives also included a gating item that the Company continue to strengthen the compliance environment in the Company and continue to cooperate with the ongoing government investigations. The Compensation Committee determined that this gating item had been achieved.

Decisions regarding compensation of our other Named Executive Officer’s goals are based on his or her achievements, with respect to their individual goal, and, with respect to our corporate goals, individual achievements in support of the corporate goals. In some cases, in evaluating the individuals achievement goals are adjusted to reflect changes in key assumptions or external factors impacting the business.

The following is a summary of the key individual goals for fiscal 2014 for each of our other Named Executive Officers:

Executive Officer	Summary of Key Individual Goals	Weight
Wilson W. Cheung	• Achieve a year-end target for the combination of cash balance and investments above $104.8 million	15%
	• Achieve non-GAAP operating profit of $28.0 million and earnings per share of $0.25 the second quarter after the government settlement, if applicable	25%
	• Achieve financial and management reporting project targets	25%
	• Manage finance and information technology projects	10%
	• Complete all internal audit projects, and remediate material weakness	10%
	• Increase investor relations activities and increase relationships with analysts	15%

Executive Officer	Summary of Key Individual Goals	Weight
Charles Meng	• Establish and implement compliance strategy and review compliance policies	30%
	• Achieve FCPA and compliance training targets	10%
	• Achieve organizational and administrative targets	35%
	• Settle distributor dispute or proceed with legal options	10%
	• Support corporate business development goals	15%
Lan Xie	• Achieve revenues in excess of $130.0 million in China	10%
	• Achieve China non-GAAP operating net profit in excess of $47.3 million	25%
	• Achieve improvements to the China control environment	25%
	• Maintain and manage channel inventory levels	5%
	• Achieve organizational goals	10%
	• Complete administrative finance projects	25%
Hong Zhao	• Achieve (i) revenues in China of $130.0 million and (ii) target ZADAXIN sales	37%
	• Achieve non-GAAP operating income in China of $47.3 million	21%
	• Achieve organizational targets in China	15.3%
	• Achieve marketing goals in China	10.5%
	• Achieve accounts receivable collection goals on aged accounts receivable	5.2%
	• Achieve business development and regulatory approval goals	11%

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Compensation Committee. The degree of attainment of financial performance measures will be calculated in accordance with the written goal but prior to the accrual or payment of any performance award for the same performance period and excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award. A goal may be based upon generally accepted accounting principles (“GAAP”) or according to criteria established by the Compensation Committee, may exclude certain items. For example for fiscal 2014, one corporate goal was “non-GAAP” net operating profit which excludes interest and taxes as well as non-cash charges.

For determining achievement of the non-GAAP net operating profit goal for fiscal 2014, the Compensation Committee determined in setting such goal, that among other adjustments, the expenses incurred in our on-going investigation, which is being managed by our Audit and Special Committees, would be excluded to the extent such investigation expenses exceeded the budgeted amount.

The Compensation Committee made the following determinations with respect to achievement of corporate goals and individual goals for fiscal 2014. With respect to the performance of Mr. Cheung, Mr. Meng, Ms. Xie, and Mr. Zhao, the Compensation Committee relied primarily on Dr. Blobel’s assessment of their performance as to goals other than our revenue and net operating profit goals.

Financial Goals.  The Compensation Committee determined that we did not achieve all of our revenue goal worldwide, but exceeded our revenue goal in China, exceeded the minimum goal for ZADAXIN sales and exceeded our year end cash balance and investment goal. Based upon formulas for these financial goals Dr. Blobel, Ms. Xie and Mr. Zhao received 109%, 102% and 110% credit, respectively, for their revenue and ZADAXIN sales goals. Although Dr. Blobel achieved less than 100% of the worldwide revenue goal, we exceeded our ZADAXIN sales goal and as a result, Dr. Blobel received 109% credit for his goal relating to revenue and ZADAXIN sales. Dr. Blobel, Mr. Cheung, Ms. Xie and Mr. Zhao each received 150% credit for their non-GAAP operating net profit and earnings per share goals. Mr. Cheung received 121% credit for his cash and investments goals.

Business Development Goals.  The Compensation Committee determined that Dr. Blobel, Mr. Meng and Mr. Zhao received 75%, 67% and 50% credit, respectively, for achievement of their business development goals.

Development of Organizational Goals.  The Compensation Committee determined that we made significant progress in our human resources and corporate structuring goals. As a result, Dr. Blobel received 127%, Ms. Xie received 100% credit, and Mr. Zhao received 107% credit for those portions of their individual goals.

Internal Controls, Compliance and Audit Goals.  The Compensation Committee determined that we had implemented and executed satisfactory internal control and audit programs that substantially met or exceeded our goals. As a result, Mr. Cheung received 150% credit for his internal control and audit goals, Mr. Meng received 100% credit for his compliance goals, and Ms. Xie received 120% credit for her internal control and compliance goals.

Other Goals.  The Compensation Committee reviewed each of the other goals and determined that Mr. Cheung had achieved 95 – 150% related to his other goals, Mr. Meng had achieved 80 – 120% related to his other goals, Ms. Xie had achieved 50 – 112.5% of her other goals, and Mr. Zhao had received 50 – 100% for his other goals. Dr. Blobel, Mr. Cheung, Mr. Meng, Ms. Xie and Mr. Zhao also received credit equal to 16.35%, 22.55%, 9.5%, 0.3% and 23.64%, respectively, of their total target bonuses based upon their overall exceptional performance.

The Compensation Committee reviewed its initial assessment of achievement against our Corporate Objectives with the Board of Directors before making a final determination as to Dr. Blobel’s bonus.

Based on the assessments of the achievement in 2014 of the corporate performance objectives and the individual objectives described above, the Compensation Committee approved a $441,870 bonus for Dr. Blobel (78% of his base salary compared to his target of 60%), a $202,380 bonus for Mr. Cheung (56.77% of his base salary, compared to his 40% target), a $124,123 bonus for Mr. Meng (35% of his base salary, equal to his 35% target on a pro-rated basis for the 11 months Mr. Meng worked with the Company in 2014), a $113,737 bonus for Ms. Xie (41.3% of her base salary, compared to her 35% target), and a $219,230 bonus for Mr. Zhao (52% of his base salary, compared to his 40% target).

Long-Term Incentive for the CEO

In 2014, in recognition that incentivizing Dr. Blobel to stay with the Company was vital to the organization, the Compensation Committee considered various methods to achieve this goal, including a more substantial increase to Dr. Blobel’s base salary.

However, the Compensation Committee determined that the best way to continue to align Dr. Blobel’s long-term incentive with the interests of stockholders was to award Dr. Blobel a combination of restricted stock and stock options. Based on the recommendation of the Compensation Committee, the Board determined to grant Dr. Blobel 7,000 restricted stock units effective as of March 15, 2014, that would vest 50% on February 20, 2015 and 50% on February 20, 2016, or on such later date thereafter as the Company’s trading window opens if it is not open on February 20, 2015 or 2016. The Board also determined to grant Dr. Blobel 200,000 options to purchase common stock of the Company, subject to time based vesting over four years. The vesting of all restricted stock units granted to Dr. Blobel will accelerate upon the same terms and conditions as the stock options as set forth in the Blobel Agreements described below under “Potential Payments upon Termination or Change-in-Control.”

Long-Term Equity Incentives

We provide long-term equity incentives to motivate employees to achieve individual and corporate objectives and align interests of employees with those of stockholders. Our long-term equity incentives for executive officers and employees currently consist of options and other rights to purchase shares of our Common Stock granted under our equity plans. Stock options granted under equity plans generally vest over a four-year period, providing incentive to create value for our stockholders over the long-term since the full benefit of the option cannot be realized unless the employee remains with us and stock price appreciation occurs over a number of years.

The Compensation Committee has typically granted options to executive employees upon commencement of employment and has granted additional options following a significant change in job responsibility, scope or title or a particularly noteworthy corporate or individual achievement. For any newly-hired executive officer, any promotion to executive officer or any other grant to executive officers, the Compensation Committee makes its determinations after analyzing comparable compensation data from biotechnology companies, as described above under “Independent Compensation Consultants, Peer Group Selection and Benchmarking.” In addition, as part of our annual compensation review, key employees in the Company, including our key executives, are generally awarded a stock option or other equity grant. During 2014, our executive officers were each granted stock options based on the Committee’s evaluation of prior and anticipated individual contribution to the performance of the Company.

The Board’s policy is that the grant date of stock options granted at a meeting of the Compensation Committee or the Board of Directors held between the end of any fiscal quarter and the public announcement of the financial results of such quarter be a pre-determined number of days after such public announcement of financial results. The Board’s grants of options in 2012, 2013 and 2014 complied with this policy.

At present, we do not have any equity or security ownership requirements for our executive officers.

Change in Control and Termination Benefits

We have, from time to time, entered into offer letters or employment agreements that contain certain benefits payable upon termination in certain situations. All such benefits extended to our executive officers are approved by the Compensation Committee in order to be competitive in our hiring and retention of executive officers, in comparison with other biotechnology companies of similar size with which we compete for talent. All such agreements with the Named Executive Officers are described in “Potential Payments upon Termination or Change-in-Control” elsewhere in this “Executive Compensation and Other Matters” section of this Proxy Statement.

We have entered into Change in Control Agreements with our Executive Officers with the goal of retaining such executive officers during the pendency of a proposed change of control transaction, and in order to align the interests of the executive officers with our stockholders in the event of a change in control. We believe that a proposed or actual change in control transaction can adversely impact the morale of officers and create uncertainty regarding their continued employment. Without the benefits under the Change in Control Agreements, executive officers may be tempted to leave our employment prior to the closing of the change in control, especially if they do not wish to remain with the entity after the transaction closes, and any such departures could jeopardize the consummation of the transaction or our interests if the transaction does not close and we remain independent. The Compensation Committee believes that these benefits therefore serve to enhance stockholder value in the transaction, and align the executive officers’ interests with those of our stockholders in change in control transactions. A description of the terms and conditions of such Change in Control Agreements is set forth in “Potential Payments upon Termination or Change-in-Control” elsewhere in this “Executive Compensation and Other Matters” section of this Proxy Statement.

Tax Considerations

In its deliberations regarding compensation for 2014, the Compensation Committee considered the impact of Section 162(m) of the Code, which disallows a deduction by any publicly-held corporation for payment of individual compensation exceeding $1,000,000 in any taxable year to the Chief Executive Officer or any of the three other most highly compensated executive officers (excluding the CFO), unless such compensation meets the requirements for the performance-based exception to the general rule. Income resulting from options granted under the 2005 Equity Incentive Plan should qualify for this exception. The Compensation Committee intends to continue to consider the impact of Section 162(m) on the deductibility of future executive compensation but reserves the right to provide for compensation to executive officers that may not be fully deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in SciClone’s Annual Report on Form 10-K for the year ended December 31, 2014 and this Proxy Statement. The material in this report shall not be deemed to be “soliciting material” or “filed” with the SEC, will be deemed “furnished” in SciClone’s Annual Report on Form 10-K for the year ended December 31, 2014, and will not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as a result of furnishing the disclosure in this manner.

Respectfully submitted by the Compensation Committee,

Gregg A. Lapointe, Richard J. Hawkins, and Simon Li

Summary Compensation Table

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2014, 2013 and 2012 by our Named Executive Officers:

2014 Summary Compensation Table

Name and Principal Position	Year		Salary ($)(1)		Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Friedhelm Blobel, Ph.D. President and Chief Executive Officer (Principal Executive Officer)	2014		566,500		—		31,640	459,080		441,870		—	15,691	(5)	1,514,781
	2013		550,000		—		317,100	495,680		244,596		—	15,691		1,623,067
	2012		500,000		—		1,155,750	677,340		323,150	(6)	—	14,814		2,671,054
Wilson W. Cheung Chief Financial Officer and Senior Vice President, Finance (Principal Financial Officer)	2014		356,500		—		—	160,678		202,380		—	6,810		726,368
	2013		160,417	(7)	—		298,500	313,890		62,210		—	270		835,287

Charles Meng(8) General Counsel and, Vice President of Compliance	2014		348,283	(9)	100,000	(10)	—	183,632		124,123		—	3,451		759,489

Lan Xie(8) Vice President Finance, China Chief Financial Officer	2014		276,837	(11)	24,297	(12)	—	91,816		113,737		—	2,774		509,461
	2013		254,355	(13)	25,045	(14)	—	37,176		71,407		—	2,654		390,637
	2012	(15)	100,783	(16)	17,650	(17)	—	184,249		36,567		—	806		340,055
Hong Zhao(8) Chief Executive Officer, China Operations	2014		423,810	(18)	119,590		—	229,540		219,230		—	840		993,010
	2013		298,985	(19)	48,814	(20)	231,000	—	(21)	120,082	(22)	—	480		699,361

(1)	Reflects annual base salary for 2014, 2013 and 2012 respectively, and includes amounts (if any) deferred at the Named Executive Officer’s option under our 401(k) plan.
(2)	Represents the aggregate grant-date fair value of the restricted stock units awarded to the Named Executive Officer for the applicable year, calculated in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures. Assumptions used in the calculation of such grant-date fair values are set forth in Notes to our Consolidated Financial Statements for the year ended December 31, 2014, included in our Annual Report on form 10-K for such fiscal year.
(3)	Represents the aggregate grant-date fair value of the stock options awarded to the Named Executive Officer for the applicable year, calculated in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures. Assumptions used in the calculation of such grant-date fair values are set forth in Notes to our Consolidated Financial Statements for the year ended December 31, 2014, included in our Annual Report on Form 10-K for such fiscal year. The actual value, if any, that an executive may realize on each option will depend on the excess of the stock price over the exercise price on the date the option is exercised and the shares underlying such option are sold. There is no assurance that the actual value realized by an executive will be at or near the value estimated by the Black-Scholes model. The aggregate grant-date fair value of the performance shares included for each applicable fiscal year is calculated in accordance with FASB ASC 718 based on the probable outcome of the attainment of one or more pre-established performance objectives (100% of the number of allotted performance shares), excluding the impact of estimated forfeitures.
(4)	Reflects incentive cash compensation paid to our executive officers under our executive incentive plan, earned for performance in the year indicated, although such non-equity incentive plan compensation is generally paid in the year following performance. Performance-based bonuses are generally paid under our executive incentive plan and reported as Non-Equity Incentive Plan Compensation. Except as otherwise noted, amounts reported as Bonus represent discretionary bonuses awarded by the Compensation Committee in addition to the amount (if any) earned under our executive incentive plan. See “Compensation Disclosure and Analysis-Overview.”

(5)	This amount represents (i) $11,500 for matching contributions under our 401(k) plan and (ii) $4,191 for life insurance premiums.
(6)	For 2012, Dr. Blobel’s non-equity incentive plan compensation included $123,150 of incentive cash compensation paid under our executive incentive plan earned for performance in the year indicated, although such non-equity incentive plan compensation is generally paid in the year following performance, and also included a special bonus of $200,000 for his additional responsibilities assumed during the fiscal year ended December 31, 2012 as determined by the Compensation Committee.
(7)	Mr. Cheung began employment with the Company on July 16, 2013 and his 2013 salary includes amounts from July 16, 2013 through December 31, 2013.
(8)	The Company generally sets and pays cash-based compensation (including for all of our named executive officers) in the local currency of the country of service. Accordingly, Mr. Meng, Ms. Xie and Mr. Zhao are paid in RMB and the U.S. dollar amounts disclosed for fiscal 2014, 2013 and 2012 have been converted from RMB. Fiscal salary and other compensation amounts were converted using an average exchange rate and non-equity incentive compensation was converted using the exchange rate as of December 31 for the fiscal year of performance. Restricted stock and option awards are valued in U.S. dollars; therefore, no foreign currency conversion occurs. Other bonus amounts were converted to RMB at exchange rates applicable at the time of payment.
(9)	Mr. Meng began employment with the Company on February 9, 2014 and his 2014 salary includes amounts from February 9, 2014 through December 31, 2014. For 2014, Mr. Meng’s salary amount of $348,283 includes $232,188 of net salary and $116,095 for rent and living expenses.
(10)	For 2014, Mr. Meng’s bonus amount of $100,000 reflects a sign-on bonus earned and paid in 2014. Although the amount was paid to Mr. Meng in 2014, the amount is not considered earned until the completion of at least 18 months of service by Mr. Meng with the Company, which date is anticipated to occur August 9, 2015.
(11)	For 2014, Ms. Xie’s salary amount of $276,837 includes $179,807 of net salary and $97,030 for rent and living expenses.
(12)	For 2014, Ms. Xie’s bonus amount of $24,297 reflects a discretionary bonus payment as approved by the Board of Directors.
(13)	For 2013, Ms. Xie’s salary amount of $254,355 includes $165,140 of net salary and $89,215 for rent and living expenses.
(14)	For 2013, Ms. Xie’s bonus amount of $25,045 reflects the portion of a sign-on bonus earned and paid August 1, 2013 for joining SciClone.
(15)	Ms. Xie began employment with the Company on August 1, 2012 and her 2012 compensation includes amounts from August 1, 2012 through December 31, 2012.
(16)	For 2012, Ms. Xie’s salary amount of $100,783 includes $65,484 of net salary and $35,299 for rent and living expenses.
(17)	For 2012, Ms. Xie’s bonus amount of $17,650 reflects the portion of a sign-on bonus earned in 2012 and paid August 1, 2013 for joining SciClone.
(18)	For 2014, Mr. Zhao’s salary amount of $423,810 includes $318,075 of net salary and $105,735 for rent and living expenses.
(19)	Mr. Zhao began employment with the Company on April 1, 2013 and his 2013 salary includes amounts from April 1, 2013 through December 31, 2013. For 2013, Mr. Zhao’s salary amount of $298,985 includes $225,764 of net salary and $73,221 for rent and living expenses.
(20)	For 2013, Mr. Zhao’s bonus amount of $48,814 represents a sign-on bonus for joining SciClone on April 1, 2013. Although the amount was paid to Mr. Zhao in 2013, the amount was not considered fully earned until the first anniversary of his start date which occurred on April 1, 2014.
(21)	For 2013, Mr. Zhao received an option award subject to performance conditions. No compensation cost is currently estimated to be recognized over the service period based upon the probable outcome of such conditions. The value of the award at grant date is $126,392 assuming that the highest level of performance conditions will be achieved.

(22)	For 2013, Mr. Zhao’s non-equity plan compensation included $95,675 of incentive cash compensation paid under our executive incentive plan earned for performance in the year indicated, although such non-equity incentive plan compensation is generally paid in the year following performance, and also included a special bonus of $24,407 for his additional responsibilities assumed during the fiscal year ended December 31, 2013 as determined by the Compensation Committee.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to stock and option awards and other plan-based awards, including non-equity incentive awards, granted during the fiscal year ended December 31, 2014 to our Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards; Number of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Friedhelm Blobel, Ph.D.
Bonus Plan		203,940	339,900	509,850
Stock Award(3)	3/14/2014				7,000			31,640
Option Award(4)	3/14/2014					200,000	4.52	459,080
Wilson W. Cheung
Bonus Plan		85,560	142,600	213,900
Option Award(4)	3/14/2014					70,000	4.52	160,678
Charles Meng
Bonus Plan		81,244	135,407	203,111
Option Award(4)	3/14/2014					80,000	4.52	183,632
Lan Xie
Bonus Plan		57,832	96,387	144,580
Option Award(4)	3/14/2014					40,000	4.52	91,816
Hong Zhao
Bonus Plan		101,183	168,639	252,958
Option Award(4)	3/14/2014					100,000	4.52	229,540

(1)	We award bonuses pursuant to an annual executive incentive plan, which provides for the award of annual cash bonuses based upon achievement of objectives established by the Compensation Committee at the beginning of each fiscal year. See “Compensation Discussion and Analysis — Elements of Compensation and How Each Element is Chosen, Annual Cash Incentives.” The actual amount paid as of the date of this filing to each Named Executive Officer for the fiscal years ended December 31, 2012, 2013 and 2014 is set forth in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.”

Under our executive incentive plan, cash bonuses are paid to executive officers based upon achievement of corporate and individual objectives. The performance of executive officers is measured against achievement of these objectives after the fiscal year ends. Achievement of target for each measure represents performance entitling the executive officer to payment of the full target bonus established as a percentage of such officer’s base salary for the fiscal year; performance that is evaluated as being less than or greater than target results in an increase or decrease, as applicable, in amount of bonus payable to such officer. The maximum total bonus payable to each executive officer shall not exceed 150% of such target amount. The minimum performance required before bonuses are payable is total achievement against goals of at least 60%.

(2)	Represents the aggregate grant-date fair value of the stock and options awarded to the Named Executive Officer for the applicable year, calculated in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures. Assumptions used in the calculation of such grant-date fair values are set forth in Notes to our Consolidated Financial Statements for the year ended December 31, 2014, included in our

Annual Report on Form 10-K for such fiscal year. The actual value, if any, that an executive may realize on each option award will depend on the excess of the stock price over the exercise price on the date the option is exercised and the shares underlying such option are sold. There is no assurance that the actual value realized by an executive will be at or near the value estimated by the Black-Scholes model.
(3)	Represents a restricted stock unit award that will vest 50% on February 20, 2015 and 50% on February 20, 2016 or on such later date thereafter as the Company’s trading window opens if it is not open on such dates.
(4)	Amounts shown represent options issued under our 2005 Equity Incentive Plan. Contingent upon the executive’s continued employment, one-quarter of the options vest twelve months following the grant date and the balance vest monthly over the following three years. The exercise price for the options equals the closing price of our common stock on the date of grant. Each option has a maximum term of ten years. The options granted to all of our Named Executive Officers will vest on an accelerated basis upon the executive’s termination of employment under certain prescribed circumstances. Additional information regarding the vesting acceleration provisions applicable to equity awards granted to our Named Executive Officers is included in this Proxy Statement under the heading “Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our Named Executive Officers as of December 31, 2014:

Outstanding Equity Awards at December 31, 2014

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)
Name	Exercisable	Unexercisable(1)
Friedhelm Blobel, Ph.D.(3)	900,000	—	2.49	6/2/2016
	250,000	—	1.81	3/18/2018
	200,000	—	1.08	3/6/2019
	300,000	—	3.55	3/5/2020
	137,500	12,500	5.13	5/12/2021
	137,500	62,500	6.22	3/15/2022
	83,333	116,667	4.53	4/4/2023
	—	200,000	4.52	3/14/2024
	—	—	—	—	84,017	735,989
Wilson W. Cheung(4)	17,708	82,292	5.97	8/9/2023
	—	70,000	4.52	3/14/2024
	—	—	—	—	37,500	328,500
Charles Meng	—	80,000	4.52	3/14/2024
Lan Xie	5,417	27,083	5.19	8/1/2022
	1,250	8,750	4.53	4/4/2023
	—	40,000	4.52	3/14/2024
Hong Zhao(4)	—	50,000	4.62	4/1/2023
	—	100,000	4.52	3/14/2024
	—	—	—	—	37,500	328,500

(1)	Except as otherwise noted, each option vests at the rate of ¼ of the underlying shares on the first anniversary of the date of grant and 1/48 of the shares each month thereafter. Vesting may accelerate under certain circumstances for certain options, as described in “Potential Payments upon Termination or Change in Control” elsewhere in this “Executive Compensation and Other Matters” section of this Proxy Statement.
(2)	Assumes a price per share of our common stock equal to $8.76, the closing market price on December 31, 2014.
(3)	Dr. Blobel was granted options subject to our standard vesting in addition to awards with time based vesting which varies from our standard vesting as described in “Elements of Our Compensation Program and How Each Element is Chosen — Long-Term Incentive for the CEO” elsewhere in this “Executive Compensation and Other Matters” section of this Proxy Statement.
(4)	Mr. Cheung and Mr. Zhao were granted options subject to our standard vesting in addition to awards with performance-based vesting.

Option Exercises and Stock Vested During Last Fiscal Year

The following is a summary of options exercised and stock vested during the fiscal year ended December 31, 2014 for each Named Executive Officer.

Option Exercises and Stock Vested

Name	Option awards		Stock awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Friedhelm Blobel, Ph.D.(1)	—	—	113,616	871,861
Wilson W. Cheung(2)	—	—	7,803	72,250
Lan Xie(3)	36,468	68,079	—	—
Hong Zhao	—	—	12,500	59,875

(1)	Dr. Blobel acquired 182,017 shares of which 68,401 shares were withheld to cover tax obligations related to the vested stock awards.
(2)	Mr. Cheung acquired 12,500 shares of which 4,697 shares were withheld to cover tax obligations related to the vested stock awards.
(3)	Ms. Xie paid consideration of $185,969 to the Company representing the exercise price related to the exercises.

No other options were exercised by our Named Executive Officers and no other shares of restricted stock that were granted to our Named Executive Officers vested during 2014 other than those noted in the table above.

Pension Benefits and Nonqualified Deferred Compensation Plans

We do not have any plans with any of the Named Executive Officers that provide for payments or other benefits at, following, or in connection with retirement. We do not have any defined contribution or other plan with any of the Named Executive Officers that provides for the deferral of compensation on a basis that is not tax qualified.

Potential Payments upon Termination or Change-in-Control

We have entered into the following agreements that will require us to provide compensation to the respective Named Executive Officers in the event of a termination of employment or a change in control of SciClone:

In June 2006, we entered into an Employment Agreement and a Change in Control Agreement with Dr. Blobel, each as amended in 2009 and 2010 (together, the “Blobel Agreements”). Dr. Blobel’s Employment Agreement provides in the event of a termination of his employment without “Cause,” as defined in the Change in Control Agreement, Dr. Blobel is entitled, as severance, to (i) continued payment of his base salary as in effect at the time of termination for a period of 12 months following the date of termination, payable in accordance with our normal payroll procedures, (ii) a severance bonus equal to a pro-rata portion through the date of such termination of the average of Dr. Blobel’s annual performance bonus paid for the two most recent fiscal years for which bonuses have been paid prior to the termination, payable in a lump sum within 30 days following Dr. Blobel’s termination, and with each payment amount less applicable withholding and subject to compliance with Section 409A of the Tax Code, and (iii) the continuation of certain health care benefits until the earlier of 12 months after the date of termination, or the date Dr. Blobel commences new employment.

Pursuant to the terms of Dr. Blobel’s Change in Control Agreement with us, in the event Dr. Blobel is subject to a “Constructive Termination” or termination without “Cause,” within one year following a “Change in Control” of SciClone, he will be entitled to (i) severance pay equal to one hundred fifty percent (150%) of his annual base salary as in effect at the time of such termination, payable in a lump sum, less applicable withholding, within 30 days following Dr. Blobel’s termination, (ii) a severance bonus equal to the average of Dr. Blobel’s annual performance bonus paid for the two most recent fiscal years for which bonuses have been paid prior to the termination date, (iii) the immediate 100% vesting of any of his unvested options to purchase SciClone’s common stock subject to time-based vesting based upon Dr. Blobel’s continued service with SciClone but excluding options that contain performance-based vesting whereby vesting is contingent upon the achievement of certain individual or corporate-based performance metrics, (iv) the extension of the exercise period for any unexercised portion of all nonstatutory stock options held by him at the date of such termination to be 12 months after the date of such termination and (v) the continuation of certain health care benefits until the earlier of 12 months after the date of such termination or the commencement of new employment. Dr. Blobel’s entitlement to any severance payments or benefits under the Blobel Agreements is subject to his execution of a release of claims and resignation of all positions with us and the Board. If Dr. Blobel voluntarily resigns or is terminated for Cause, he will not be entitled to any severance payment or acceleration of vesting of his unvested options.

In addition, we entered into Executive Severance Agreements with our other Named Executive Officers, Messrs. Cheung, Meng, and Zhao and Ms. Xie, which provide that if employment is terminated without “Cause,” as defined therein, and subject to an execution of a general release of claims, the terminating officer will be entitled to a severance payment equal to 12 months of the officer’s then current base salary, a payment of 50% of the average annual performance bonus paid for the two most recent fiscal years for which bonuses have been paid prior to the termination date and continuation of certain health care benefits until the earlier of 12 months after the date of termination or the commencement of new employment.

We also entered into Change of Control Agreements with Messrs. Cheung, Meng, and Zhao and Ms. Xie, which provide that in the event of the officer’s “Constructive Termination” or termination of employment by the Company without “Cause” within one year following a change of control of SciClone, and subject to an execution of a general release of claims, the officer will be entitled to severance benefits substantially similar to the benefits that the officer would receive upon a termination without Cause under the Executive Severance Agreement; however, Mr. Zhao will be entitled to severance benefits in an amount equal to two years then current base salary. Each officer will also receive the immediate vesting of any then-unvested options, and all vested options will remain exercisable for 12 months after the date of such termination.

Certain Definitions Used in Change of Control Agreements

For the Change in Control Agreements for our Named Executive Officers:

(1) “Change in Control” means any of the following:

•	a merger or other transaction in which we or substantially all of our assets are sold or merged and as a result of such transaction, the holders of our common stock prior to such transaction do not own or control a majority of the outstanding shares of the successor corporation;
•	the election of nominees constituting a majority of the Board which nominees were not approved by a majority of the Board prior to such election; or
•	the acquisition by a third party of twenty percent (20%) or more of our outstanding shares which acquisition was without the approval of a majority of the Board in office prior to such acquisition.

(2) “Cause” means any of the following by the officer:

•	theft, dishonesty, misconduct or falsification of any records;
•	misappropriation or improper disclosure of confidential or proprietary information;
•	any intentional action which has a material detrimental effect on the reputation or business of the Company, its successor any subsidiary of the Company or its successor;
•	failure or inability to perform any reasonable assigned duties after written notice and a reasonable opportunity to cure, such failure or inability;
•	any material breach of any employment agreement, which breach is not cured pursuant to the terms of such agreement; or
•	the conviction of any criminal act which impairs the officer’s ability to perform the officer’s duties.

(3) “Constructive Termination” means any of the following:

•	without the officer’s express written consent, the assignment of any title or duties, or any limitation of responsibilities, that are substantially inconsistent with the officer’s title(s), duties, or responsibilities immediately prior to the date of the Change in Control;
•	without the officer’s express written consent, the relocation of the principal place of employment, following the Change in Control, to a location that is more than fifty (50) miles from the principal place of employment immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding than such travel requirements existing immediately prior to the date of the Change in Control;
•	any failure, following the Change in Control, to pay, or any material reduction of, (1) the base salary in effect immediately prior to the date of the Change in Control, or (2) bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned), unless base salary and/or bonus reductions comparable in amount and duration are concurrently made for a majority of our other employees who have substantially similar titles and responsibilities; and

•	any failure, following the Change in Control, to (1) continue to provide the opportunity to participate, on terms no less favorable than provided to persons holding comparable positions, in any benefit or compensation plans and programs, including, but not limited to, our life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the officer was participating immediately prior to the date of the Change in Control, or in substantially similar plans or programs, or (2) provide the officer with all other fringe benefits (or substantially similar benefits), including, but not limited to, relocation benefits which they were receiving immediately prior to the date of the Change in Control on the same basis as provided to persons holding comparable positions.

Using each Named Executive Officer’s current base salary, the maximum total payments to each Named Executive Officer under the termination circumstances described above, as of December 31, 2014 would be as set forth in the following tables.

Employment Agreements and Other Potential Payments upon Termination or Change in Control

Name	Involuntary Termination Other Than for Cause(1)		Termination Following Change in Control(2)
Friedhelm Blobel, Ph.D.
Salary(3)	$909,733	(4)	$1,192,983	(5)
Stock award vesting acceleration(6)(7)	—		2,281,615
Post-termination consulting fees	—		26,000	(8)
Health and welfare benefits(9)	12,416		12,416
Total	$922,149		$3,513,014
Wilson W. Cheung
Salary(3)(10)	$422,648		$422,648
Stock award vesting acceleration(6)(11)	—		854,895
Post-termination consulting fee(12)	26,000		26,000
Health and welfare benefits(13)	17,931		17,931
Total	$466,579		$1,321,474
Charles Meng
Salary(3)(10)	$419,941		$419,941
Stock award vesting acceleration(6)(11)	—		339,200
Post-termination consulting fees(12)	26,000		26,000
Health and welfare benefits(13)	19,877		19,877
Total	$465,818		$805,018
Lan Xie
Salary(3)(10)	$323,123		$323,123
Stock award vesting acceleration(6)(11)	—		303,299
Post-termination consulting fee(12)	26,000		26,000
Health and welfare benefits(13)	27,601		27,601
Total	$376,724		$680,023
Hong Zhao
Salary(3)	$593,466	(10)	$926,346	(14)
Stock award vesting acceleration(6)(11)	—		959,500
Post-termination consulting fees(12)	26,000		26,000
Health and welfare benefits(13)	25,454		25,454
Total	$644,920		$1,937,300

(1)	Assumes termination without cause as of December 31, 2014 (the last business day of the last fiscal year), not within one year after a change in control. As a condition to receiving any benefits referenced under this column, the applicable Named Executive Officer is required to execute a general release of known and unknown claims in a form satisfactory to us.
(2)	Assumes termination without cause as of December 31, 2014, within one year after a change in control. For purposes of the foregoing sentence, “cause” includes constructive termination. As a condition to receiving any benefits referenced under this column, the applicable Named Executive Officer is required to execute a general release of known and unknown claims and a resignation from all of the Named Executive Officer’s positions with us, including from the Board of Directors and any committees thereof on which the Named Executive Officer serves, if any, in a form satisfactory to us.
(3)	The amounts listed do not include the payment of accrued salary and vacation that would be due upon termination of employment, and are not adjusted for any applicable tax withholding.
(4)	Assumes severance equal to one year of Dr. Blobel’s base salary ($566,500 per year as of December 31, 2014). In addition, Dr. Blobel will be entitled to receive a pro-rata portion through the date of such termination without cause of the average of Dr. Blobel’s annual performance bonus paid for the two most recent fiscal years for which bonuses have been paid prior to the termination date.
(5)	Under his Change of Control Agreement, Dr. Blobel will be entitled to receive severance pay in an amount equal to 150% of his annual base salary as in effect at the time of such termination. In addition, Dr. Blobel will be entitled to receive a separation bonus equal to the average of Dr. Blobel’s annual performance bonus paid for the two most recent fiscal years for which bonuses have been paid prior to the termination date.
(6)	Assumes a price per share of our common stock equal to $8.76, the closing market price on December 31, 2014. In the case of stock options, represents the aggregate spread (i.e. the difference between the exercise price and the closing price of our common stock on December 31, 2014) with respect to all options that would be accelerated (or were actually accelerated, if applicable); in the case of shares of common stock, represents the aggregate value of all shares that would be accelerated (or were actually accelerated, if applicable).
(7)	Assumes acceleration of vesting of all unvested options and stock awards by Dr. Blobel as of December 31, 2014 which are subject to time-based vesting based upon Dr. Blobel’s length of continued service with the Company. In addition, in the event of a termination without cause within one year after a change in control, the exercise period for any unexercised nonstatutory stock options then-held by Dr. Blobel would be extended to be 12 months after the date of such termination.
(8)	Under his Change of Control Agreement, Dr. Blobel would be retained by us as an independent contractor to provide consulting services at our request for up to five (5) hours per week for three (3) months after December 31, 2014, pursuant to which we will pay to executive officer a consulting fee of $400 per hour, up to a maximum of $2,500 per day, plus reasonable out-of-pocket expenses (for example, travel and lodging). Assumes the maximum amount payable under this arrangement (five hours per week for three months), but no out-of-pocket expenses.
(9)	Under his Employment Agreement and his Change of Control Agreement, if Dr. Blobel is covered under our group health plan as of the date of termination without cause (whether or not within one year after a change of control) and he timely elects to continue his group health benefits pursuant to federal law (COBRA), we will pay the COBRA premiums until the earlier of (A) the one year anniversary of Dr. Blobel’s termination without cause, or (B) the date on which Dr. Blobel commences new employment. If we are paying for health coverage of Dr. Blobel under another plan, we will continue to make payments (not to exceed the amount paid in the prior calendar year) for such coverage for the period specified in the prior sentence. Assumes our payment of all premiums necessary to cover Dr. Blobel from January 1, 2015 to December 31, 2015, assuming that Dr. Blobel was covered under the same plan as of December 31, 2014, and that if he were terminated without cause as of such date, he timely elected to continue such benefits until December 31, 2015, calculated assuming that such premiums remain at the amounts in effect as of January 1, 2015.
(10)	Assumes severance equal to 12 months of such employee’s base salary and a separation bonus equal to the gross amount of fifty percent of the average of such employee’s annual performance bonus paid for the two most recent fiscal years for which bonuses have been paid prior to the termination date.

(11)	Assumes acceleration of vesting of all options and stock awards held by the executive officer as of December 31, 2014 but unvested as of such date, as described in the executive officer’s Change in Control Agreement.
(12)	Under such named employee’s Change of Control Agreement and Severance Agreement, the executive officer would be retained by SciClone as an independent contractor to provide consulting services to us at our request for up to eight (8) hours per week for six (6) months after December 31, 2014, pursuant to which we will pay to executive officer a consulting fee of $1,000 per day, plus reasonable out-of-pocket expenses (for example, travel and lodging). Assumes the maximum amount payable under this arrangement (one eight-hour day per week for twenty-four months), but no out-of-pocket expenses.
(13)	Under such named employee’s Executive Severance Agreement and Change of Control Agreement, we will reimburse the Employee for health insurance premiums paid by the Employee for health insurance coverage. Such health insurance coverage or reimbursement payments shall continue until the earlier of (1) twelve (12) months after the date of the Employee’s Involuntary Termination or (2) the date on which the Employee commences New Employment. Assumes our payment of all premiums necessary to cover the executive officer from January 1, 2015 until December 31, 2015 upon a termination without cause as of December 31, 2014, calculated assuming that such premiums remain at the amounts in effect as of January 1, 2015.
(14)	Under such named employee’s Change of Control Agreement, the employee shall be entitled to receive severance pay in an amount based on his annual base equal to two year’s severance pay.

Transactions with Related Persons

Since January 1, 2014, there has not been, nor is there currently proposed, any transaction to which SciClone was or is to be a participant in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holder of more than 5% of our capital stock, or and any members of such person’s immediate family had or will have a direct or indirect material interest.

Procedures for Approval of Related Person Transactions and Related Policies

Under the charter of the Audit Committee of our Board of Directors, the Audit Committee has the responsibility and duty to review and approve all transactions between the Company and related parties, other than those previously reviewed and approved by (i) an independent committee of the Board of Directors, or (ii) an independent majority of the Board, after reviewing each such transaction for potential conflicts of interest and other improprieties.

Pursuant to our Code of Conduct, our executive officers and directors, including their immediate family members, are required to report any actual or potential conflict of interests to a supervisor, who in turn is required to refer all such reports to the Chief Executive Officer, the Chief Financial Officer or the Chair of the Audit Committee. Our Employee Handbook provides a non-exhaustive list of examples of actual or potential conflicts with respect to the persons subject to the Code of Conduct, including without limitation:

Receipt of improper personal benefits as a result of the person’s (or family member’s) position in SciClone;

•	Use of our property for the person’s (or family member’s) personal benefit except pursuant to an express agreement or understanding with us;
•	Having a financial interest in a customer, supplier, or competitor which is significant enough to cause divided loyalty with us or the appearance of divided loyalty (the significance of a financial interest depends on many factors, such as size of investment in relation to the person’s (or family member’s) income, net worth and/or financial needs, the person’s (or family member’s) potential to influence decisions that could impact interests, and the nature of the business or level of competition between us and the supplier, customer or competitor);
•	The person’s (or family member’s) acquisition of an interest in property (such as real estate, patent or other intellectual property rights or securities) in which the person (or family member) has reason to know we have, or might have, a legitimate interest;
•	Receiving a loan or a guarantee of a loan from a customer, supplier or competitor (other than a loan from a financial institution made in the ordinary course of business and on an arm’s-length basis);

•	Divulging or using our confidential information — such as financial data, customer information, or computer programs — for the person’s (or family member’s) own personal or business purposes;
•	Making gifts or payments, or providing special favors, to customers, suppliers or competitors (or their immediate family members) with a value significant enough to cause the customer, supplier or competitor to make a purchase, or take or forego other action, which is beneficial to us and which the customer, supplier or competitor would not otherwise have taken; or
•	Being given the right to buy stock in other companies or receiving cash or other payments in return for promoting the services of an advisor, such as an investment banker, to us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the forms furnished to it and written representations from certain reporting persons, we believe that all filing requirements applicable to its executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with during 2014.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2014, we maintained three compensation plans that provide for the issuance of common stock to officers and other employees, directors and consultants. These consist of the SciClone Pharmaceuticals, Inc. Employee Stock Purchase Plan, the 2004 Outside Directors Stock Option Plan and the 2005 Equity Incentive Plan. All of these plans have been approved by our stockholders. We do not currently maintain any compensation plans that have not been approved by the stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2014.

Plan Category	Number of shares to be issued upon exercise of outstanding options, vest of restricted stock units, warrants and rights (a)	Weighted- average exercise price of outstanding options, restricted stock units, warrants and rights ($) (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders:
SciClone Pharmaceuticals, Inc. Employee Stock Purchase Plan(1)	—	—	456,819	(1)
2004 Outside Directors Stock Option Plan	920,834	4.14	—
2005 Equity Incentive Plan	5,134,949	4.18	2,240,502
Total	6,055,783	4.17	2,697,321

(1)	The SciClone Pharmaceuticals, Inc. Employee Stock Purchase Plan is a voluntary plan open to employees. This plan allows employees to elect payroll deductions which are used to purchase common stock directly from us.

COMPENSATION RISK ASSESSMENT

During 2014, we conducted a risk assessment of our compensation policies and practices in response to current public and regulatory concern about the link between incentive compensation and excessive risk taking by corporations. Included in the analysis were such factors as the behaviors being induced by our fixed and variable pay components, the balance of short-term and long-term performance goals in our incentive compensation system, the established limits on permissible incentive award levels, the oversight of our Compensation Committee and Board in the operation of our incentive plans and in strategic direction, the high level of Board involvement in approving material investments and capital expenditures, and our internal controls. Management presented the results of this assessment to the Compensation Committee for its review in early 2014 as part of its obligation to oversee our compensation risk assessment process.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee consists of four directors each of whom, in the judgment of the Board, is an “independent director” as defined in the Nasdaq Listing Rules. The Audit Committee held 6 meetings during 2014. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. This charter is available in the Investor Relations section of our website at www.sciclone.com. The Audit Committee reviews and reassesses at least annually the adequacy of the Charter.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, for preparing our financial statements and for the public reporting process. Our independent registered public accounting firm for the fiscal year ended December 31, 2014, PricewaterhouseCoopers Zhong Tian LLP, was responsible for expressing opinions on the conformity of our audited financial statements with United States generally accepted accounting principles as of and for the period ended December 31, 2014. In addition, PricewaterhouseCoopers Zhong Tian LLP expressed its own opinion on the effectiveness of our internal control over financial reporting as of December 31, 2014.

In this context, the Audit Committee has reviewed and discussed our audited financial statements with management. For the year ended December 31, 2014, the Audit Committee has discussed with the Company’s current principal auditor, PricewaterhouseCoopers Zhong Tian LLP, the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has met with PricewaterhouseCoopers Zhong Tian LLP, with and without management present, to discuss the overall scope of the external audit, the results of examinations, the external auditor’s evaluations of our internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee meets with the outside auditors each quarter, and typically meets with them independently each quarter. The Audit Committee has also received from PricewaterhouseCoopers Zhong Tian LLP with respect to the audit for the fiscal year ended December 31, 2014, the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence. In evaluating the auditors’ independence, the Audit Committee concluded that the provision of non-audit related services provided by, and covered by fees paid to, PricewaterhouseCoopers Zhong Tian LLP by SciClone was compatible with maintaining their independence.

The Audit Committee requires that all audit and permissible non-audit services be submitted to it for review and approval in advance.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in SciClone’s Annual Report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted by the Audit Committee,

Jon S. Saxe, Richard J. Hawkins, Gregg A. Lapointe, and Simon Li

YEAR 2016 STOCKHOLDER PROPOSALS

We welcome comments or suggestions from our stockholders. Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the next annual meeting of stockholders, the proposal must be received by Corporate Secretary, SciClone Pharmaceuticals, Inc., 950 Tower Lane, Suite 900, Foster City, California 94404, not less than 120 calendar days before the first anniversary of the date our proxy statement released to stockholders in connection with the previous year’s annual meeting, which date shall be January 1, 2016.

Under our Bylaws, in order for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in writing to SciClone’s Corporate Secretary. To be timely, a stockholder proposal to be presented at an annual meeting shall be received at our principal executive offices not less than 120 calendar days in advance of the first anniversary of the date that our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received not later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced.

OTHER MATTERS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented at the Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

It is important that the proxies be voted promptly and that your shares be represented. Please vote your shares at your earliest convenience by phone, via the internet or by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.

By order of the Board of Directors,

Friedhelm Blobel, Ph.D.
President and Chief Executive Officer

Foster City, California
April 30, 2015

Appendix A

SCICLONE PHARMACEUTICALS, INC.

2015 EQUITY INCENTIVE PLAN

A-i

Table of Contents
(Continued)

A-ii

Table of Contents
(Continued)

A-iii

SciClone Pharmaceuticals, Inc.
2015 Equity Incentive Plan

1. Establishment, Purpose and Term of Plan.

1.1 Establishment.  The SciClone Pharmaceuticals, Inc. 2015 Equity Incentive Plan (the “Plan”) is hereby established effective as of         , 2015, the date of its approval by the stockholders of the Company (the “Effective Date”).

1.2 Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3 Term of Plan.  The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2. Definitions and Construction.

2.1 Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b) “Appendix” means the Appendix to this Plan applicable to Participants who are residents of the People’s Republic of China.

(c) “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(d) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(g) “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(h) “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating

Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(i) “Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the occurrence of any one or a combination of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(ff)(iii), the entity to which the assets of the Company were transferred (the “ Transferee”), as the case may be; or

(iii) a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(i) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(i) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(j) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(k) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(l) “Company” means SciClone Pharmaceuticals, Inc., a Delaware corporation, and any successor corporation thereto.

(m) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(n) “Covered Employee” means, at any time the Plan is subject to Section 162(m), any Employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m), or any successor statute, and who, with respect to a Performance Award, is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the earlier of (i) the date that is ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(o) “Director” means a member of the Board.

(p) “Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(q) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(r) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii) If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(u) “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(v) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(w) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(x) “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(y) “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(z) “Nonemployee Director” means a Director who is not an Employee.

(aa) “Nonemployee Director Award” means any Award granted to a Nonemployee Director.

(bb) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(cc) “Officer” means any person designated by the Board as an officer of the Company.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(ee) “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(ff) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the

Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(gg) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(hh) “Participant” means any eligible person who has been granted one or more Awards.

(ii) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(jj) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(kk) “Performance Award” means an Award of Performance Shares or Performance Units.

(ll) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(mm) “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

(nn) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(oo) “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(pp) “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(qq) “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(rr) “Predecessor Plans” means the Company’s 2004 Outside Directors Stock Option Plan and 2005 Equity Incentive Plan.

(ss) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(tt) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(uu) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(vv) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.

(ww) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(xx) “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(yy) “Section 162(m)” means Section 162(m) of the Code.

(zz) “Section 409A” means Section 409A of the Code.

(aaa) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(bbb) “Securities Act” means the Securities Act of 1933, as amended.

(ccc) “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(ddd) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4.

(eee) “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(fff) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(ggg) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(hhh) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(iii) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.

2.2 Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. Administration.

3.1 Administration by the Committee.  The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider or a Covered Employee, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that (a) the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers, (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (c) each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee.

3.3 Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4 Committee Complying with Section 162(m).  If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

3.5 Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine whether an Award granted to a Covered Employee shall be intended to result in Performance-Based Compensation;

(d) to determine the Fair Market Value of shares of Stock or other property;

(e) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(f) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(g) to approve one or more forms of Award Agreement;

(h) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(i) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(j) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6 Option or SAR Repricing.  Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefor of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.4.

3.7 Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. Shares Subject to Plan.

4.1 Maximum Number of Shares Issuable.  Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to six million five hundred fifty thousand (6,550,000) shares and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2 Adjustment for Unissued or Forfeited Predecessor Plan Shares.  The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased from time to time by:

(a) the number of shares of Stock subject to that portion of any option or other award outstanding pursuant to the Predecessor Plans as of the Effective Date which, on or after the Effective Date, expires or is terminated or canceled for any reason without having been exercised or settled in full; and

(b) the number of shares of Stock acquired pursuant to the Predecessor Plans subject to forfeiture or repurchase by the Company for an amount not greater than the Participant’s purchase price which, on or after the Effective Date, is so forfeited or repurchased;

provided, however, that (i) for each one (1) share subject to a Full Value Award so terminated, canceled, forfeited or repurchased pursuant to the Company’s 2005 Equity Incentive Plan, the maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be increased by one and three tenths (1.3) shares, and (ii) the aggregate number of shares of Stock authorized for issuance under the Predecessor Plans that may become authorized for issuance under the Plan pursuant to this Section 4.2 shall not exceed three million (3,000,000) shares.

4.3 Share Counting.

(a) Each share of Stock subject to an Award other than a Full Value Award shall be counted against the limit set forth in Section 4.1 as one (1) share. Each one (1) share of Stock subject to a Full Value Award granted pursuant to the Plan or forfeited or repurchased pursuant to Section 4.3(b) shall be counted for purposes of the limit set forth in Section 4.1 as one and six tenths (1.6) shares.

(b) If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 16.2 shall not again be available for issuance under the Plan.

4.4 Adjustments for Changes in Capital Structure.  Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3 and Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution, diminishment or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.5 Assumption or Substitution of Awards.  The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5. Eligibility, Participation and Award Limitations.

5.1 Persons Eligible for Awards.  Awards may be granted only to Employees, Consultants and Directors.

5.2 Participation in the Plan.  Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Incentive Stock Option Limitations.

(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.  Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed nine million five hundred fifty thousand (9,550,000) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2, 4.3 and 4.4.

(b) Persons Eligible.  An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(c) Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.

5.4 Section 162(m) Award Limits.  Subject to adjustment as provided in Section 4.4, no Covered Employee shall be granted within any fiscal year of the Company one or more Awards intended to qualify for treatment as Performance-Based Compensation which in the aggregate are for more than 1,250,000 shares or, if applicable, which could result in such Covered Employee receiving more than $2,250,000 for each full fiscal year of the Company contained in the Performance Period for such Award.

5.5 Nonemployee Director Award Limit.  No Nonemployee Director shall be granted within any fiscal year of the Company one or more Nonemployee Director Awards pursuant to the Plan which in the aggregate are for more than 100,000 shares of Stock.

5.6 Minimum Vesting.  Except with respect to five percent (5%) of the maximum aggregate number of shares of Stock that may be issued under the Plan, as provided in Section 4, no Award which vests on the basis of the Participant’s continued Service shall vest earlier than one year following the date of grant of such Award; provided, however, that such limitation shall not preclude the acceleration of vesting of such Award upon the death, disability, involuntary termination of Service of the Participant or in connection with a Change in Control, as determined by the Committee in its discretion.

6. Stock Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions, subject to the provisions of the Appendix, if applicable:

6.1 Exercise Price.  The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.

6.2 Exercisability and Term of Options.  Subject to Section 5.6, Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Cashless Exercise.  A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii) Stock Tender Exercise.  A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(iii) Net Exercise.  A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4 Effect of Termination of Service.

(a) Option Exercisability.  Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

(i) Disability.  If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death.  If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant’s termination of Service.

(iii) Termination for Cause.  Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv) Other Termination of Service.  If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5 Transferability of Options.  During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.

7. Stock Appreciation Rights.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2 Exercise Price.  The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs.  Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs.  Subject to Section 5.6, Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4 Exercise of SARs.  Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5 Deemed Exercise of SARs.  If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6 Effect of Termination of Service.  Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7 Transferability of SARs.  During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

8. Restricted Stock Awards.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of Restricted Stock Awards Authorized.  Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2 Purchase Price.  The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3 Purchase Period.  A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4 Payment of Purchase Price.  Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5 Vesting and Restrictions on Transfer.  Subject to Section 5.6, shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6 Voting Rights; Dividends and Distributions.  Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Committee and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7 Effect of Termination of Service.  Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8 Nontransferability of Restricted Stock Award Rights.  Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9. Restricted Stock Units.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions, subject to the provisions of the Appendix, if applicable:

9.1 Grant of Restricted Stock Unit Awards.  Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2 Purchase Price.  No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3 Vesting.  Subject to Section 5.6, Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

9.4 Voting Rights, Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. If so determined by the Committee and provided by the Award Agreement, such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5 Effect of Termination of Service.  Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6 Settlement of Restricted Stock Unit Awards.  The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit

Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the settlement of the Award with respect to any shares would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement of the Award with respect to such shares shall occur on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following calendar year in which the Vesting Conditions with respect to such shares were satisfied.

9.7 Nontransferability of Restricted Stock Unit Awards.  The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10. Performance Awards.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Types of Performance Awards Authorized.  Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2 Initial Value of Performance Shares and Performance Units.  Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula.  In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Performance Award intended to result in the payment of Performance-Based Compensation to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4 Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a) Performance Measures.  Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be based upon one or more of the following, as determined by the Committee:

(i) revenue;

(ii) sales;

(iii) expenses;

(iv) operating income;

(v) gross margin;

(vi) operating margin;

(vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii) pre-tax profit;

(ix) net operating income;

(x) net income;

(xi) economic value added;

(xii) free cash flow;

(xiii) operating cash flow;

(xiv) balance of cash, cash equivalents and marketable securities;

(xv) stock price;

(xvi) earnings per share;

(xvii) return on stockholder equity;

(xviii) return on capital;

(xix) return on assets;

(xx) return on investment;

(xxi) total stockholder return;

(xxii) employee satisfaction;

(xxiii) employee retention;

(xxiv) market share;

(xxv) customer satisfaction;

(xxvi) product development;

(xxvii) research and development expenses;

(xxviii) completion of an identified special project;

(xxix) completion of a joint venture or other corporate transaction;

(xxx) successful completion of a legal or legal compliance matter; and

(xxxi) overall effectiveness of management.

(b) Performance Targets.  Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5 Settlement of Performance Awards.

(a) Determination of Final Value.  As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

(c) Effect of Leaves of Absence.  Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d) Notice to Participants.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f) Provisions Applicable to Payment in Shares.  If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6 Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7 Effect of Termination of Service.  Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a) Death or Disability.  If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the

Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of days of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b) Other Termination of Service.  If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety.

10.8 Nontransferability of Performance Awards.  Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11. Cash-Based Awards and Other Stock-Based Awards.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1 Grant of Cash-Based Awards.  Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2 Grant of Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3 Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

11.4 Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards.  Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance

Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5 Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6 Effect of Termination of Service.  Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7 Nontransferability of Cash-Based Awards and Other Stock-Based Awards.  Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12. Standard Forms of Award Agreement.

12.1 Award Agreements.  Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

12.2 Authority to Vary Terms.  The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13. Change in Control.

13.1 Effect of Change in Control on Awards.  Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:

(a) Accelerated Vesting.  In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.

(b) Assumption, Continuation or Substitution.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c) Cash-Out of Outstanding Stock-Based Awards.  The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.2 Effect of Change in Control on Nonemployee Director Awards.  Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.

13.3 Federal Excise Tax Under Section 4999 of the Code.

(a) Excess Parachute Payment.  If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b) Determination by Tax Firm.  To aid the Participant in making any election called for under Section 13.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.3(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.

14. Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15. Compliance with Section 409A.

15.1 Awards Subject to Section 409A.  The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a) A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b) Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

15.2 Deferral and/or Distribution Elections.  Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a) Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b) Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.

(c) Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3 Subsequent Elections.  Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b) Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c) No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d) Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4 Payment of Section 409A Deferred Compensation.

(a) Permissible Payments.  Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i) The Participant’s “separation from service” (as defined by Section 409A);

(ii) The Participant’s becoming “disabled” (as defined by Section 409A);

(iii) The Participant’s death;

(iv) A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(v) A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi) The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

(b) Installment Payments.  It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c) Required Delay in Payment to Specified Employee Pursuant to Separation from Service.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d) Payment Upon Disability.  All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e) Payment Upon Death.  If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f) Payment Upon Change in Control.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g) Payment Upon Unforeseeable Emergency.  The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h) Prohibition of Acceleration of Payments.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i) No Representation Regarding Section 409A Compliance.  Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16. Tax Withholding.

16.1 Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2 Withholding in or Directed Sale of Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the

Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

17. Amendment, Suspension or Termination of Plan.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2, 4.3 and 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18. Miscellaneous Provisions.

18.1 Repurchase Rights.  Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.

18.3 Provision of Information.  Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.4 Rights as Employee, Consultant or Director.  No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5 Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

18.6 Delivery of Title to Shares.  Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7 Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8 Retirement and Welfare Plans.  Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

18.9 Beneficiary Designation.  Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.10 Severability.  If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.11 No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12 Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13 Choice of Law.  Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the SciClone Pharmaceuticals, Inc. 2015 Equity Incentive Plan as duly adopted by the Board on February 26, 2015.

Wilson W. Cheung, Secretary

APPENDIX

ADDITIONAL TERMS AND CONDITIONS
APPLICABLE TO RESIDENTS OF
THE PEOPLE’S REPUBLIC OF CHINA
UNDER THE
SCICLONE PHARMACEUTICALS, INC.
2015 EQUITY INCENTIVE PLAN

This Appendix includes additional terms and conditions that govern Awards granted to Participants in the SciClone Pharmaceuticals, Inc. 2015 Equity Incentive Plan (the “Plan”) who are residents of the People’s Republic of China (each a “PRC Participant”). Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan.

A. Stock Options.

1. Payment of Exercise Price; Form of Consideration Authorized.  Notwithstanding any provision of Section 6.3(a) of the Plan to the contrary, payment of the exercise price of any Option held by a PRC Participant shall be effected solely be means of a Cashless Exercise, as described in Section 6.3(b)(i) of the Plan.

2. Effect of Termination of Service.  Notwithstanding any provision of Section 6.4 of the Plan to the contrary, no Option held by a PRC Participant whose Service terminates for any reason shall be exercisable after the first to occur of (i) the expiration of six (6) months after the date on which the Participant’s Service terminated, (ii) the Option Expiration Date or (iii) the last day for exercising the Option as determined under Section 6.4 of the Plan.

B. Restricted Stock Unit Awards.

1. Settlement of Restricted Stock Unit Awards.  Notwithstanding any provision of Section 9.6 of the Plan to the contrary, each agreement evidencing a Restricted Stock Unit Award held by a PRC Participant shall require an immediate sale on behalf of the PRC Participant of the shares of Stock issued to the Participant on each settlement date under the Award. By accepting the Restricted Stock Unit Award, the PRC Participant shall irrevocably appoint and authorize the Company as the PRC Participant’s agent to take each of the following actions:

(i) to deposit the shares of Stock issuable to the PRC Participant on the settlement date to an account established for the benefit of the PRC Participant with a brokerage firm designated by the Company (the “Brokerage Firm”); and

(ii) to instruct the Brokerage Firm to sell on behalf of the PRC Participant at the prevailing market price on the settlement date (or on the next trading day if the settlement date is not a day on which the markets are open for trading) the shares of Stock deposited with the Brokerage Firm on such settlement date; and

(iii) to deduct out of the proceeds of such sale of shares for the benefit of the Company or any other Participating Company an amount equal to the tax obligations required to be withheld in accordance with Section 16.2 of the Plan (the “Tax Obligations”), and to instruct the Brokerage Firm to pay to the Company or another Participating Company an amount equal to the Tax Obligations required to be withheld; and

(iv) to instruct the Brokerage Firm to deliver the proceeds of such sale of shares, net of brokerage commissions, fees and Tax Obligations withheld, to the Company for the benefit of the PRC Participant and to be deposited to a designated custodial account for payment to the PRC Participant; and

(v) to provide to the Brokerage Firm information regarding the details of the Award and the Tax Obligations, and to authorize the Brokerage Firm to provide to the Company and any other Participating Company confirmation of the details of the sale of the shares of Stock.

SciClone® PHARMACEUTICALS

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on June 10, 2015.

Vote by Internet

- Go to **www.envisionreports.com/SCLN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. To elect the following six (6) directors of SciClone:

01 - Jon S. Saxe	02 - Friedhelm Blobel, Ph.D.	03 - Nancy T. Chang, Ph.D.
04 - Richard J. Hawkins	05 - Gregg A. Lapointe	06 - Simon Li

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain
2. Non-binding advisory vote to approve named executive officer compensation.	☐	☐	☐
3. To approve the adoption of SciClone's 2015 Equity Incentive Plan (including, without limitation, certain material terms of such Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended).	☐	☐	☐
4. To ratify the appointment of PricewaterhouseCoopers Zhong Tian LLP as the independent registered public accounting firm for SciClone for the fiscal year ending December 31, 2015.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

022VUD

Important notice regarding the Internet availability of proxy materials:
The Notice and Proxy Statement and the Annual Report to Stockholders are available at: www.envisionreports.com/SCLN

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

SciClone® PHARMACEUTICALS

Proxy — SCICLONE PHARMACEUTICALS, INC.

Proxy for the Annual Meeting of Stockholders
To be held on June 11, 2015
Solicited by the Board of Directors

The undersigned stockholder hereby appoints Friedhelm Blobel, Ph.D. and Wilson W. Cheung, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned and to vote all of the shares of stock in SciClone Pharmaceuticals, Inc., a Delaware corporation ("***SciClone***"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SciClone to be held at the Marriott Hotel-San Mateo/San Francisco Airport at 1770 S. Amphlett Blvd., San Mateo, California 94402 on Thursday, June 11, 2015, at 10:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of SciClone and (2) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO PROMPTLY VOTE THIS PROXY SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

(Continued and to be marked, dated and signed, on the other side)